AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                            CORESTATES BANK, N.A.
                                  ("Bank")


                     UNITED STATES LIME & MINERALS, INC.
                            ARKANSAS LIME COMPANY
                             TEXAS LIME COMPANY
                               ("Borrowers")


                            $15,000,000 Term Loan
                         $4,000,000 Revolving Credit
                          $25,000,000 Line of Credit



                             December 30, 1997

             AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

	THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is made this 30th day of December, 1997 by and among UNITED STATES LIME & MINERALS, INC., a Texas corporation (formerly known as Scottish Heritable, Inc.) ("U.S. Lime"), TEXAS LIME COMPANY, a Texas corporation ("TLC"), ARKANSAS LIME COMPANY, an Arkansas corporation ("ALC") (U.S. Lime, TLC and ALC being collectively referred to as the "Borrowers" and individually as a "Borrower"; TLC and ALC being sometimes collectively referred to as the "Subsidiaries"), and CORESTATES BANK, N.A., a national banking association ("Bank").

                                 Background
	A.	Each of the Subsidiaries is in the business of quarrying, crushing and pyroprocessing native limestone by burning in kilns to produce quick lime, hydrated lime, pulverized limestone and aggregate for agricultural, construction and industrial purposes. TLC owns and operates a quarry and processing facility in Cleburne, Johnson County, Texas. ALC owns and operates a quarry and processing facility in Batesville, Independence County, Arkansas.

     B. U.S. Lime owns all of the issued and outstanding capital stock of each of the Subsidiaries.

     C. This Agreement is a continuation of, and amends and restates, that certain Loan and Security Agreement dated October 20, 1993, as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 23, 1994, Amendment No. 2 to Loan and Security Agreement dated April 28, 1995, Amendment No. 3 to Loan and Security Agreement dated September 29, 1995, a letter agreement dated October 26, 1995, and Amendment No. 5 to Loan and Security Agreement dated November 27, 1996, pursuant to which Bank has made available to Borrowers certain credit facilities specifically described therein (collectively, the "Prior Loan Agreement," and including all documents and instruments delivered in connection with the Prior Loan Agreement, the "Prior Documents").

     D. Bank and Borrowers agree hereby to amend and restate the Prior Documents as follows: (i) the term loan facility shall be continued and restated as a five-year $15,000,000 secured amortizing term loan; (ii) the revolving credit facility shall be continued and restated as a two-year $4,000,000 unsecured revolving credit facility, with a provision for the issuance by Bank of up to $750,000 in the aggregate face amount of standby letters of credit; and (iii) there shall be established a nine-month $25,000,000 secured discretionary line of credit facility to be used for acquisitions and capital expenditures. Bank has agreed to extend such credit facilities to Borrowers, subject to the terms and conditions hereinafter more particularly set forth.

	NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.  DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

                1.1 Defined Terms. Each of the terms listed below shall have the meaning herein ascribed to it for the purposes hereof and for each of the Loan Documents. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code as enacted in Pennsylvania.

          "Adjusted LIBOR" means the LIBOR finally adjusted and determined in accordance with the following formula:
                                               [LIBOR]*
                     Adj. LR  =              -----------
                                             [1.00 - RP]
                     Adj. LR  =              Adjusted LIBOR
                     LIBOR    =              London Interbank Offered Rate
                     RP       =              Reserve Percentage pertaining to
                                             eurocurrency liabilities
_______________
* the amount in brackets shall be rounded upwards if necessary, to the next higher 1/16 of 1%

          "Adjusted LIBOR Loans" mean Cash Advances or applicable portions of the Revolving Credit Loan, Line of Credit Loan or the Term Loan bearing interest at a rate determined with reference to the Adjusted LIBOR.

          "Affiliate" means and refers to, as applied to any Person, any other person directly or indirectly controlling, or who through one or more Persons is controlled by or under common control with that Person. "Control" (including with correlative meanings the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

		"Agreement" means this Amended and Restated Loan and Security Agreement, any schedules, exhibits, riders, extensions, supplements, amendments, or modifications hereto, and any further restatements hereof.

		"ALC" means Arkansas Lime Company, an Arkansas corporation.

          "Application and Agreement for Standby Letter of Credit" means the Application and Agreement for Standby Letter of Credit substantially in the form of Schedule 1.1(a) attached hereto and made a part hereof.





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
		"Authorized Officer" means any of the officers of any Borrower selected by Borrowers to represent them in dealings with Bank, which officers are listed on the certificate to be delivered to Bank at Closing or any replacement certificate with respect thereto subsequently delivered to Bank.

          "Bank" means CoreStates Bank, N.A., a national banking association, and its successors and assigns.

          "Bank's Costs" means all reasonable out of pocket costs and expenses of any kind paid or incurred by Bank in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this Agreement or any other Loan Document, any amendments, modifications, extensions hereto or thereto or any forbearance hereof or thereof, any transaction contemplated herein and the preservation, enforcement, defense and protection of Bank's rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or therein, including, but not limited to: (a) expenditures of every nature and kind of Borrowers paid or incurred by Bank pursuant to Section 3.1.4 hereof with respect to maintenance of Collateral;
(b) filing, recording, publication, appraisal, search and title insurance costs related to the Collateral, including, but not limited to, costs paid to perfect, maintain perfected and preserve the existence of the liens on the Collateral and to search the public record to ensure the absence of liens thereon; (c) costs incurred in collecting and gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and advertising to sell the Collateral; (d) out of pocket expenses, including without limitation reasonable attorneys' fees, paid or incurred by Bank in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Bank's rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any Loan Document or any amendments hereto or thereto, any transaction contemplated herein or therein; and (e) wire transfer charges incurred in connection with advances and repayments hereunder in such amounts as Bank may from time to time establish for such service consistent with the Bank's normal and customary charges at the time.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor statute.

          "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day.

          "Base Rate Loans" mean Cash Advances or applicable portions of the Revolving Credit Loan, the Line of Credit Loan, or the Term Loan bearing interest at a rate with reference to the Base Rate.

          "Borrowers" means collectively U.S. Lime and all of the Subsidiaries.

          "Business Day" means any day other than a Saturday, a Sunday, or another day on which national banks are closed.

          "Calendar Quarter" means the three month period ending on the last day of March, June, September and December of each year.

          "Capital Expenditures" mean any plant or equipment expenditure or other expenditure which, in accordance with GAAP, is classified as a capital expenditure.

          "Capital Lease" means any lease of any property (real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the consolidated balance sheet of Borrowers.

          "Capital Lease Expense" means, with respect to any Person for any period, the aggregate, with respect to all Capital Leases of such Person, of the portions of the rental payments payable in respect of such period under such Leases which are accounted for as principal in accordance with GAAP.

          "Cash" means money, currency or a credit balance in a Deposit
Account.

          "Cash Advance" means any advance of cash to any Borrower under the Revolving Credit (including draws under Letters of Credit), and under the Line of Credit, subject to and in accordance with the provisions of Article 2 hereof.

          "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iv) certificates of deposit, demand accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued by Bank or commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $100,000,000, (v) the dollar value of shares of money market mutual funds governed by the Investment Company Act of 1940, and (vi) repurchase agreements and reverse repurchase agreements with securities dealers of recognized national standing relating to any of the obligations referred to in the foregoing clause (i); provided that the terms of such agreement comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions with Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"); and further provided that possession or control of the underlying securities is established as provided in the Supervisory Policy.

          "Cash Flow" means Net Income after provision for all taxes, plus:
(i) changes in deferred taxes; (ii) depreciation and amortization; (iii) Interest Expense, including the interest and principal portions of Capital Leases; (iv) Operating Lease Expense; and (v) other non-cash charges to income.

          "Closing" and "Closing Date" means the day on which the Term Loan is funded hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

          "Collateral" with respect to each Borrower shall mean the assets and Real Estate of the Borrower in which a security interest or lien is granted by such Borrower to the Bank pursuant to Section 3.1 hereof.

          "Debt" means for any Person at any date, without duplication and as determined in accordance with GAAP, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds
(other than surety, appeal, payment, performance and similar types of bonds), debentures, notes or other similar instruments with an original maturity in excess of one year, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities, in each case arising in the ordinary course of business,
(iv) the capitalized amounts of all obligations of such Person as lessee under Capital Leases, (v) all obligations of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, but in each case not to exceed the lesser of the amount of such obligation or the fair market value at the time of the liened asset, and (vi) the net liability of such Person on all Debt of others which is guaranteed by such Person.

          "Deposit Account" means a demand, time, savings, passbook or like account with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

          "Designated Officer" means Clifford W. Kewley or any other person designated in writing by the Bank as its representative for the purpose of receiving notice hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" means each of the events or circumstances set forth in Section 8.1 hereof.

          "Financial Statements" means the consolidated financial statements of the Borrowers of the type described in Section 6.1.1 hereof, together with all notes pertaining thereto.

          "Fiscal Year" means the twelve-month period ending on December 31 of each year.

          "Fixed Obligations" means in respect of any Calendar Quarter the sum of the following, except in each case to the extent payable to another Borrower, (i) all principal payments payable during such Calendar Quarter by a Borrower on account of any Debt plus (ii) the Borrowers' aggregate Operating Lease Expense and Interest Expense for such Calendar Quarter including, without limitation or duplication, the aggregate of all amounts payable by the Borrowers or any of them during such Calendar Quarter under any Capital Lease except the portion thereof included under clause (i) above as Capital Lease Expense, and except that in all events amounts payable at maturity on the Revolving Credit Note and the Line of Credit Note, or otherwise in respect of the Revolving Credit and the Line of Credit, respectively, shall not be deemed to be Fixed Obligations for purposes hereof.

          "Fixed Rate" means, in the event that Borrowers have elected to pay interest on all or a portion of the Term Loan at a fixed rate pursuant to
Section 2.1.1 hereof, a rate of interest per annum determined in Bank's reasonable sole discretion, pursuant to Section 2.1.4 hereof with respect to Bank's quotation of the Fixed Rate.

          "Fixed Rate Loan" means a Loan bearing interest at the Fixed Rate.

		"Funding Date" means the Business Day, other than the Closing Date, on which a Cash Advance is made.

		"GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. In the event of any change in GAAP after the date hereof, the parties agree to amend any and all of the financial covenants contained in this Agreement which may be affected by the change in such manner or manners as may be necessary to avoid the existence or threat of an Event of Default or Unmatured Event of Default which would or might otherwise result from such change.

          "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, including without limitation, permits issued by the United States Environmental Protection Agency, the Texas Natural Resources Conservation Commission and the Arkansas Department of Pollution Control and Ecology.

		"Indebtedness" means all amounts due from Borrowers or any Borrower to Bank pursuant to Article 2, Section 1.6 or otherwise arising out of or in connection with this Agreement or any other agreement, understanding, relationship or arrangement between Borrowers and Bank, now existing or hereafter incurred.

		"Interest Expense" means all payments by Borrowers with respect to interest on the Indebtedness or any other obligation of Borrowers, other than an obligation owing to another Borrower, on which interest is paid.

          "Interest Period" means that period of time applicable to an Adjusted LIBOR Loan as determined pursuant to Section 2.4.4 hereof.

          "Interest Rate Determination Date" means each date for determining the interest rate on an Adjusted LIBOR Loan in respect of an Interest Period. The Interest Rate Determination Date shall be the second London Business Day prior to the first day of the related Interest Period for an Adjusted LIBOR Loan.

          "Interest Rate Option" means the Fixed Rate, the Base Rate or the Adjusted LIBOR selected by Borrowers as permitted by this Agreement.

		"Letter of Credit" means any letter of credit issued by Bank pursuant to Section 2.2 hereof.

		"LIBOR" means the rate per annum at which deposits of dollars are offered to Bank by prime banks in the London Eurodollar interbank market at or about 11:00 A.M. London time in such interbank market, two London Business Days prior to the first day of the applicable Interest Period for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be lent at, maintained as or converted to an Adjusted LIBOR Loan.

		"Line of Credit" means the aggregate secured line of credit facility under which Bank may make Cash Advances to one or more of the Borrowers, in the maximum principal amount outstanding at any one time of $25,000,000, as more fully described in and subject to the terms of Section 2.3 hereof.

		"Line of Credit Loans" means Loans made under the Line of Credit.

		"Line of Credit Note" means each promissory note of Borrowers payable to the order of Bank to evidence Borrowers' joint and several repayment obligations under this Agreement with respect to the Line of Credit.

		"Line of Credit Termination Date" means, with respect to the Line of
Credit, the date that is nine months after the Closing Date, and all extensions of such date agreed to in writing by Bank pursuant to Section 2.3.1 hereof.

		"Loans" means collectively the Term Loan, the Revolving Credit Loan and the Line of Credit Loan, and a "Loan" means any one of the Term Loan, the
Revolving Credit Loan or the Line of Credit Loan.

		"Loan Documents" means this Agreement, the Notes, the individual Mortgages, as amended and confirmed by the Mortgage Confirmations, all financing statements and fixture filings filed or recorded in connection with this Agreement, and all certificates of Borrowers, or any Borrower, delivered pursuant to this Agreement.

		"London Business Day" means any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London and Philadelphia.

          "Materially Adverse Effect" means a substantial adverse effect upon the financial condition, results of operations or business prospects of any Borrower or upon the ability of any Borrower to perform, punctually when due in each case, all of its obligations under the Loan Documents.

		"Maximum Available Credit" means the maximum amount of the Loans which may be outstanding under this Agreement as determined in accordance with
Section 2.4.13 hereof.

          "Mortgage Confirmations" means the Acknowledgment and Confirmation of Mortgage, Assignment of Leases, Rents and Profits, Security Agreement, Financing Statement and Fixture Filing of even date herewith, executed by ALC in favor of Bank, and the Acknowledgment, Confirmation of, and Amendment to Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, each of even date herewith, executed by TLC in favor of Bank, which Mortgage Confirmations shall be substantially in the forms set forth in Schedule 1.1(b) attached hereto and made a part hereof.

          "Mortgages" means collectively the mortgage granted by ALC and TLC individually to Bank, each dated as of October 20, 1993 and executed in connection with the Prior Documents, as confirmed and amended by the Mortgage Confirmations.

		"Net Income" means for any period the consolidated net income of U.S. Lime and its subsidiaries for such period, as determined in accordance with GAAP.

		"Net Worth" means the sum of each Borrower's (i) capital stock, (ii)
cumulative retained earnings; (iii) additions to capital; (iv) capital in excess of par or stated value; and (v) any other account which, in accordance with GAAP constitutes shareholders' equity; less the sum of each Borrower's
(a) treasury stock, and (b) any capital write-down resulting from any re-appraisal of assets or investments previously recorded on Borrowers'
consolidated balance sheet at the lower amount.

		"Notes" means the Revolving Credit Note, the Line of Credit Note and the Term Note, and any substitution therefor and any extension, supplement, amendment or addendum thereto.

		"Notice of Borrowing" means a notice substantially in the form of
Schedule 2.4.1, attached hereto and made a part hereof.

		"Notice of Rate Election" means a notice substantially in the form of Schedule 2.4.2 attached hereto and made a part hereof.

          "Operating Lease" means any lease of any property (real, personal or mixed) which is not a Capital Lease and on which a Borrower is the lessee and a Person other than a Borrower is the lessor or assignee thereof.

		"Operating Lease Expense" with respect to any period means the aggregate of all rental payments required to be made by or on behalf of any Borrower as lessee under an Operating Lease in respect of such period.

		"PBGC" means the Pension Benefit Guaranty Corporation.

		"Permits" means all permits, licenses and approvals required by law and sufficient for the operation of each Borrower's Real Estate for the use and in the manner presently used and operated by such Borrower, including without limitation the business of quarrying, crushing and pyro-processing native limestone, which permits are listed on Schedule 1.1(c) hereto; such
Permits shall include, without limitation, mining and extraction permits, and air and water quality permits.

		"Permitted Liens" means (i) liens for taxes, assessments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) statutory liens of landlords and liens of carriers, warehousemen, materialmen, repairmen, suppliers and other like liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) any judgment lien; provided that, within 45 days after the entry of the judgment secured thereby, such judgment shall be discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 60 days after the expiration of any such stay; (vi) the rights of tenants under leases or subleases not interfering with the ordinary conduct of any Borrower's business; (vii) minor irregularities of title, easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of any Borrower; (viii) purchase money security interests permitted pursuant to
Section 7.1.2 hereof; (ix) the interest of the lessor under leases permitted hereunder under which a Borrower is the lessee; and (x) liens set forth on
Schedule 5.1.3 hereto.

		"Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

		"Prime Rate" means that rate of interest per annum announced by Bank from time to time as its "Prime Rate", which may not represent the lowest rate charged by Bank to other borrowers, or to any class of borrowers at any time, or from time to time, calculated on a 360 day basis but charged for the number of days actually elapsed during any year or part thereof.

		"Prior Documents" and "Prior Loan Agreement" each shall have the meaning ascribed to it in Paragraph C of the "Background" hereof.

		"Real Estate" means all of the real property owned individually or collectively by Borrowers as set forth, together with the name and record titleholder thereof, on Schedule 1.1(d) attached hereto and made a part hereof, all easements appurtenant to or benefitting the real property, all improvements, fixtures, machinery and equipment necessary or incidental to the general operation and maintenance thereof and all replacements thereof and additions thereto, all as more particularly described on Schedule 1.1(d), it being agreed, however, that the term "Real Estate" shall not include any of the excepted parcels of real estate identified on Schedule 3.1.1 hereto.

		"Reserve Percentage" means for any day that maximum percentage (expressed as a decimal), whether or not incurred, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System, for determining the reserve requirement for a member bank of the Federal Reserve System in Philadelphia with respect to Adjusted LIBOR "Eurocurrency liabilities" (as such term is defined in Regulation D) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Adjusted LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Bank to United States residents).

		"Revolving Credit" means the aggregate unsecured revolving credit facility under which Bank makes Cash Advances to one or more of the Borrowers, and issues Letters of Credit, in the maximum principal amount outstanding at any one time of $4,000,000 as more fully described in and subject to the terms of Section 2.2 hereof.

		"Revolving Credit Loans" means Loans made under the Revolving
Credit.

		"Revolving Credit Note" means the amended and restated promissory note of Borrowers payable to the order of the Bank to evidence Borrowers' joint and several repayment obligations under the Revolving Credit.

		"Revolving Credit Termination Date" means, with respect to the Revolving Credit, the date that is 24 months after the Closing Date, or such later date as may be agreed to in writing by Bank.

		"RICO" means the Racketeer Influenced and Corrupt Organizations Act,
as amended by the Comprehensive Crime Control Act of 1984, 18 U.S.C.
Sections 1961-68.

		"Rule" means and includes any law, rule or regulation binding upon the Bank as well as any guideline or similar directive issued by a governmental agency having regulatory jurisdiction over the Bank which the Bank observes or with which it complies, whether or not such guideline or directive technically has the force of law.

		"Term Loan" means the secured term loan in the maximum principal amount of $15,000,000 as more fully described in and subject to the terms of
Section 2.1 hereof.

		"Term Loan Amortization Date" means, with respect to the Term Loan, the date that is the earlier of: (i) the date that construction is completed and Borrowers have commenced pyro-processing of limestone for commercial sale from the modified number 6 kiln located at Cleburne, Johnson County, Texas, or
(ii) July 1, 1998.

		"Term Loan Indebtedness" means all amounts due from Borrowers or any
Borrower to Bank arising under or in connection with the Term Loan and the
Term Note, including without limitation Bank's Costs.

		"Term Loan Termination Date" means, with respect to the Term Loan, the date that is 60 months after the Term Loan Amortization Date.

		"Term Note" means the amended and restated term note of Borrowers payable to the order of the Bank to evidence Borrowers' joint and several repayment obligations under the Term Loan.

		"TLC" means Texas Lime Company, a Texas corporation.

		"Total Liabilities" means, with respect to a Person, the sum of all liabilities reflected on such Person's balance sheet and as otherwise required by GAAP.

		"Unmatured Event of Default" means and refers to any event, act, or occurrence which with the passage of time or giving of notice or both would become an Event of Default.

		"Unused Fee" means, with respect to the Revolving Credit, the fees provided for in Section 2.2.8 hereof.

		"Working Capital" as of any date means Borrowers' consolidated current assets less Borrowers' consolidated current liabilities consolidated as of such date, all determined, both as to classification of items and amounts, in accordance with GAAP, provided that for these purposes in no event shall consolidated current liabilities include the principal amount owing on the Revolving Credit Note or the Line of Credit Note, or otherwise in respect of the Revolving Credit or the Line of Credit.

          1.2 Construction of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all genders, as the context requires.

          1.3 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied and in effect as of the date of such determination, computation or construction, unless such principles are inconsistent with any express provision of this Agreement.

          1.4 Business Day. Whenever any payment or other obligation hereunder or under any other Loan Document is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Philadelphia, Pennsylvania time, unless specifically provided herein to the contrary.




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
          1.5 Charging Accounts. Whenever Borrowers are obligated, pursuant to Article 2 or Section 1.6 hereof, or pursuant to the Notes, or any other Loan Document, to make payments of any nature to Bank, Bank shall be entitled, and each Borrower hereby authorizes Bank to draw against any deposit account owned by such Borrower at Bank on account of such fees and expenses or payments due. Upon such drawing, Bank shall deliver to each Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw, and the name or number of the account or accounts from which the draw was made.

          1.6 Bank's Costs. Borrowers shall pay the amount of all unpaid Bank's Costs within ten (10) days after receipt of a detailed written notice thereof from Bank. If not paid within such ten (10) day period, all past due and owing interest payments, fees and all past due Bank's Costs shall bear interest at the then applicable Base Rate.

          1.7 Prior Documents. This Agreement shall be a continuation of, and shall amend and restate, the Prior Loan Agreement. The parties hereto agree that the provisions of the Prior Loan Agreement with respect to security for the Term Loan shall not be terminated hereby, but shall remain in full force and effect for the term hereof.

     2.  THE LOANS

          2.1 Term Loan. The maximum principal amount of the Term Loan, as continued, amended and restated hereby, shall be $15,000,000. On the date of Closing, Bank shall continue the principal balance of the Term Loan outstanding on the date of Closing under the Prior Loan Agreement as a portion of the Term Loan hereunder. Subject to Borrower's satisfaction of the conditions precedent set forth in Section 4.1 hereof prior to any additional advance, Bank shall fund the portion of the Term Loan not outstanding under the Prior Loan Agreement from time to time, but not more frequently then four times in any calendar month, in amounts not less than $100,000 or integral multiples of $50,000 in excess of such amount, upon Borrower's submission to Bank of a summary of costs and expenses incurred to date in connection with Borrower's plant modernization and expansion project in Cleburne, Texas and a completed and executed Notice of Borrowing.

               2.1.1 Term Loan Interest Rate. The Term Loan shall bear interest at the Interest Rate Options selected by Borrowers pursuant to a Notice of Borrowing delivered to Bank within the applicable time period(s) for such desired Interest Rate Option (or at the Base Rate if notice is not given within the applicable time period(s) for other Interest Rate Options). The Term Loan shall bear interest on the unpaid principal balance thereof, (i) with respect to Base Rate Loans, at the Base Rate, (ii) with respect to Adjusted LIBOR Loans at the Adjusted LIBOR plus 1.65% per annum on the relevant Interest Rate Determination Date, and (iii) with respect to Fixed Rate Loans, at the Fixed Rate. During the term of the Term Loan, Borrowers may request, by submitting to Bank a Notice of Rate Election, to change or continue the Interest Rate Option on all or a portion of the Term Loan to a rate based on the applicable Base Rate, Adjusted LIBOR, or the Fixed Rate.

               2.1.2 Payment of Principal and Interest. Principal with respect to the Term Loan shall be paid in 59 equal monthly installments of $178,571 each, commencing on the first Business Day of the month next following the Term Loan Amortization Date, with a final balloon payment of the remaining outstanding principal balance of the Term Loan, together with all accrued and unpaid interest and Bank's Costs pertaining thereto, due on the Term Loan Termination Date. Each installment of principal hereunder, including the final balloon payment, shall be due on the first Business Day of each month. Interest on the Term Loan shall be payable as set forth in
Section 2.4.5 hereof, at the Interest Rate Option selected pursuant to Section
2.4.2 hereof.

               2.1.3 Term Note. To evidence Borrowers' joint and several obligations under the Term Loan, Borrowers shall execute and deliver to Bank the Term Note.

               2.1.4 Quotations of Fixed Rate. Upon the joint written request of the Borrowers from time to time, the Bank agrees to quote to the Borrowers a fixed rate per annum to which the Bank would be willing to convert the interest rate under the Term Loan for the remaining term thereof, or a portion of such remaining term, all as specified in the Borrowers' written request for such quotation. If the quoted rate is acceptable to the Borrowers (it being understood that nothing contained in this Section shall obligate the Borrowers to borrow from the Bank, or the Bank to lend to the Borrowers, on any terms, other than those set forth in this Agreement, which are not mutually agreeable to all parties at the time), the Borrowers shall so notify the Bank by submitting to Bank a properly completed and executed Notice of Rate Election. At any time when the Term Loan bears interest at the Fixed Rate, Borrowers may not convert the interest rate under the Term Loan to the Base Rate or the Adjusted LIBOR, unless Borrowers shall have paid to Bank the conversion premium set forth in Section 2.4.8.3 hereof.

          2.2  Revolving Credit.

               2.2.1 Revolving Credit. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Revolving Credit Termination Date, Bank shall extend to Borrowers the Revolving Credit, pursuant to which Bank: (i) shall extend Cash Advances to Borrowers, in amounts not to exceed $4,000,000, and which, if not exhausting the unadvanced portion of the Revolving Credit, shall be at least $50,000 or integral multiples thereof requested by the Borrowers (within the limits of the Revolving Credit), which the Borrowers may, from time to time, repay, and, subject to the terms hereof, reborrow; and (ii) shall, within the limits of the Revolving Credit, issue Letters of Credit in the aggregate face amount issued at any one time not to exceed the sum of $750,000. Borrowers may not reborrow under the Revolving Credit after the Revolving Credit Termination Date.

               2.2.2  Revolving Credit Interest Rate.  Cash Advances under the

Revolving Credit shall bear interest on the unpaid principal balance thereof from the Funding Date of each Cash Advance until paid in full (whether by acceleration or otherwise), with respect to Base Rate Loans at the Base Rate, and with respect to Adjusted LIBOR Loans at the Adjusted LIBOR plus 1.5% per annum on the relevant Interest Rate Determination Date. The applicable basis for determining the Interest Rate Option with respect to each Revolving Credit Loan shall be selected by Borrowers at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.4.1 and 2.4.2 hereof.

               2.2.3 Payment of Principal and Interest. The outstanding principal balance of, and any accrued and unpaid interest on, all Cash Advances under the Revolving Credit, and all Bank's Costs pertaining thereto, shall be payable on the earlier to occur of (i) the Revolving Credit Termination Date, or (ii) the date on which the same is payable as provided in
Section 8.2 hereof. Interest on the Revolving Credit shall be payable as provided in Section 2.4.5 hereof.

               2.2.4 Revolving Credit Note. To evidence Borrowers' joint and several obligations under the Revolving Credit, Borrowers shall execute and deliver to Bank the Revolving Credit Note.

               2.2.5 Renewal. Upon being so requested by Borrowers in writing at least 90 days prior to the Revolving Credit Termination Date, Bank may, but shall not be obligated to, renew the Revolving Credit for one year by giving written notice to Borrowers in the manner set forth in Section 9.3 hereof on or before 60 days prior to the Revolving Credit Termination Date.
In the event Bank fails to provide any notice to Borrowers regarding renewal of the Revolving Credit, the Revolving Credit Termination Date shall not be extended and all outstanding Cash Advances under the Revolving Credit and all interest and Bank's Costs pertaining thereto shall become due and payable as provided in Section 2.2.3 hereof.

               2.2.6 Letters of Credit. Upon Bank's receipt of any Borrower's completed and executed Application and Agreement for Irrevocable Standby Letter of Credit, specifying the face amount, the expiration date, and the payment terms of the intended Letter of Credit at least two (2) Business Days before the proposed date of issuance, Bank shall issue a Letter of Credit to a beneficiary designated by such Borrower for the purpose of collateralizing such of that Borrower's obligations arising in the ordinary course of business as are required to be secured by a Letter of Credit. The maximum aggregate face amounts of issued Letters of Credit hereunder shall not exceed $750,000 at any one time. No Letter of Credit hereunder shall be issued with an expiration date exceeding one year, and no Letter of Credit shall be issued after the Revolving Credit Termination Date. Each Letter of Credit shall be renewable at the option of such Borrower, provided however that no Letter of Credit may be renewed for a term exceeding the Revolving Credit Termination Date.

                    2.2.6.1 Reduction of Revolving Credit. Letters of Credit issued by Bank shall be considered a use of the Revolving Credit and shall reduce, dollar-for-dollar, the available borrowings thereunder, and, upon the termination or reduction of a Letter of Credit, shall increase the available borrowings dollar-for-dollar, subject to the provisions of Section 2.2.7 hereof, with respect to the maximum available credit under the Revolving Credit.

                    2.2.6.2 Draws Under Letter of Credit. All draws paid under Letters of Credit shall be deemed to be Cash Advances under the Revolving Credit to be repaid in accordance with the provisions of Section
2.2.3 hereof, and shall bear interest from the date of such draw at the Base Rate unless and until Borrowers have provided Bank with a properly completed and executed Notice of Rate Election selecting an alternate rate of interest for all or a portion of such Letter of Credit.

                    2.2.6.3 Letter of Credit Fees. Borrowers agree to pay to Bank a fee at an annual rate of 1.5% of the face amount of each Letter of Credit issued by Bank, payable quarterly in arrears by the Borrower which is the account party thereof, commencing on the last day of the Calendar Quarter containing the date of issuance and continuing quarterly thereafter. If any Letter of Credit shall be subject to a variable face amount schedule, the fee for such Letter of Credit shall be determined on a daily average basis.

               2.2.7 Maximum Revolving Credit. If the outstanding principal balance of all Cash Advances under the Revolving Credit, plus the face amount of all issued and outstanding Letters of Credit (as the same may have been reduced), exceeds $4,000,000 at any time, Borrowers shall immediately repay such excess to Bank without demand or notice.

               2.2.8 Unused Fee. Borrowers agree to pay to Bank a fee at an annual rate of 35/100 of one percent (.35%) per annum of the aggregate daily average unused portion of the Revolving Credit from the Closing Date to the Revolving Credit Termination Date, payable in arrears on the last day of each Calendar Quarter and on the Revolving Credit Termination Date.

          2.3  Line of Credit.

               2.3.1 Line of Credit. Subject to the terms and conditions set forth herein, and provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, commencing on the Closing Date and terminating on the Line of Credit Termination Date, Bank may in its sole discretion, from time to time on Borrowers' written request, extend to Borrowers the Line of Credit pursuant to which Bank may make Cash Advances to Borrowers in an aggregate amount not to exceed $25,000,000, which amounts shall be in the sole discretion of Bank and shall be at least $250,000 or integral multiples thereof, and which Borrowers may, from time to time, borrow, repay and reborrow. Upon being so requested in writing by Borrowers, Bank may, but shall not be obligated to, extend the Line of Credit Termination Date for additional 3 month periods by giving notice to Borrowers on or before the final day of the month next preceding the then existing Line of Credit Termination Date. If no request is made by Borrowers, or if request is made but no notice of extension is given by Bank on or before the aforementioned date, on the Line of Credit Termination Date all Cash Advances under the Line of Credit shall become due and payable in accordance with Section 2.3.3 hereof and the Line of Credit shall terminate.

               2.3.2 Line of Credit Interest Rate. The Line of Credit Loans shall bear interest on the unpaid principal balance thereof from the Funding Date until paid in full (whether by acceleration or otherwise): with respect to Base Rate Loans at the Base Rate, and with respect to Adjusted LIBOR Loans at the Adjusted LIBOR plus 2% per annum on the relevant Interest Rate Determination Date. The applicable basis for determining the Interest Rate Option with respect to each Line of Credit Loan shall be selected by Borrowers at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.4.1 and 2.4.2 hereof.

               2.3.3 Payment of Principal and Interest. The outstanding principal balance of, and any accrued and unpaid interest on, each Cash Advance under the Line of Credit, and all Bank's Costs pertaining thereto, shall be payable at the date determined by Bank, after consulting with Borrowers, in Bank's reasonable sole discretion exercised at the Funding Date of the applicable Line of Credit Loan, provided that each Line of Credit Loan shall be paid in full on the earliest to occur of: (i) the date on which permanent financing is obtained for the acquisition or Capital Expenditure funded by such Line of Credit Loan, (ii) the Line of Credit Termination Date, or (iii) the date on which the same is payable as provided in Section 8.2 hereof. Interest on the Line of Credit shall be payable as provided in
Section 2.4.5 hereof.

               2.3.4 Line of Credit Note. To evidence Borrowers' joint and several obligations under the Line of Credit, Borrowers shall execute and deliver Line of Credit Note(s) to Bank. The terms of each Line of Credit Note shall reflect the terms of payment determined by Bank in accordance with this
Section 2.3.

               2.3.5 Maximum Line of Credit. If the outstanding principal balance of all Cash Advances under the Line of Credit exceeds $25,000,000, Borrowers shall immediately repay such excess to Bank without demand or notice.

               2.3.6 Conditions Precedent. In addition to the terms and conditions set forth in this Section 2.3, as conditions precedent to the extension by Bank of each Line of Credit Loan, Borrowers agree to provide to Bank, in form and substance satisfactory to Bank and Bank's counsel, the following:

                    2.3.6.1  a Line of Credit Note.

                    2.3.6.2 resolutions adopted by the Boards of Directors of each Borrower authorizing the execution, delivery and performance of the Line of Credit Note, certified by each Borrower's Secretary to be in full force and effect as of the applicable Funding Date.

                    2.3.6.3 a copy of the definitive or proposed agreement for the acquisition or Capital Expenditure to which such Line of Credit Loan relates, together with copies of all other relevant documentation relating thereto.

                    2.3.6.4 such additional documents or instruments as Bank may reasonably require.

          2.4  General Provisions.

               2.4.1  Notice of Borrowing.  Subject to Sections 2.1, 2.2 and
2.3 hereof, whenever Borrowers desire to borrow under this Agreement, including the unadvanced portion of the Term Loan to be funded at Closing, Borrowers shall deliver by facsimile to Bank a properly completed and executed Notice of Borrowing; with respect to Adjusted LIBOR Loans, such Notice of Borrowing shall be delivered no later than 11:00 A.M. (Philadelphia time) at least three London Business Days in advance of the proposed Funding Date, and with respect to Base Rate Loans, such Notice of Borrowing shall be delivered no later than 11:00 A.M. (Philadelphia time) at least one Business Day in advance of the proposed Funding Date.

                      The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Cash Advance (or loan under the Term Loan) , (iii) whether the amount to be loaned is initially to consist of a Fixed Rate Loan (solely with respect to the Term Loan), Base Rate Loan or Adjusted LIBOR Loan or a combination thereof, and (iv) if such amount or any portion thereof is initially to be an Adjusted LIBOR Loan, the initial Interest Period therefor. Cash Advances may be continued as or converted into another Interest Rate Option in the manner provided in Section 2.4.2 hereof upon the submission to Bank of a properly completed and executed Notice of Rate Election.

                      A Notice of Borrowing or a Notice of Rate Election for an Adjusted LIBOR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make, continue or convert a Loan in accordance therewith.

               2.4.2 Notice of Rate Election; Failure to Give Notice. Whenever Borrowers desire to change or continue the Interest Rate Option on all or a portion of any Loan under this Agreement, Borrowers shall deliver to Bank a Notice of Rate Election. Borrowers shall deliver such Notice of Rate
Election: (i) with respect to Base Rate Loans and Fixed Rate Loans, at least one Business Day in advance of the proposed change or continuation, and (ii) with respect to Adjusted LIBOR Loans, no later than 11:00 A.M. (Philadelphia time) at least three London Business Days in advance of the proposed change or continuation. The Notice of Rate Election shall specify: (a) the proposed date of change or continuation (which shall be a Business Day); (b) the type of Loan and amount thereof affected; (c) the Interest Rate Option being selected; and (d) with respect to Adjusted LIBOR Loans, the Interest Periods therefor; provided that the minimum amount of any Adjusted LIBOR Loan shall be $100,000 and integral multiples of $50,000 in excess of that amount. If at the termination of any Interest Period, Borrowers have failed to submit a Notice of Rate Election, as aforesaid, to convert or to continue Adjusted LIBOR Loans, then such Loans shall automatically be and become Base Rate Loans as of the termination of the relevant Interest Period.

                      Upon the expiration of any Interest Period applicable to Revolving Credit Loans or Line of Credit Loans bearing interest based on the Adjusted LIBOR, such Loans shall be deemed repaid and reborrowed upon the submission to Bank of a properly completed and executed Notice of Rate Election pertaining thereto within the requisite time periods for a change or continuation of an Interest Rate Option, and the succeeding Interest Period(s) of such continued Loans shall commence on the first day of the Interest Period of the Loans deemed to be reborrowed and continued.

                      Adjusted LIBOR Loans may only be converted into Base Rate Loans or Fixed Rate Loans on the expiration date of an Interest Period applicable thereto. In addition, no outstanding Loans may be continued after the expiration of the Interest Period applicable thereto as, or be converted into: (i) Fixed Rate Loans or Adjusted LIBOR Loans, when any Event of Default or Unmatured Event of Default has occurred and is continuing; and (ii) Adjusted LIBOR Loans, if the Interest Period relating to such conversion or continuation would extend beyond the maturity date of such Loan.

                      If on any day a Loan is outstanding with respect to which a Notice of Rate Election has not been delivered to Bank in accordance with the terms of this Agreement specifying the basis for determining the Interest Rate Option, then that Loan shall bear interest at the rate based on the Base Rate for such type of Loan as determined pursuant to this Agreement.

               2.4.3 Funding. Upon satisfaction of the conditions precedent specified in Section 4.1 (in the case of the initial Cash Advances and the unadvanced portion of the Term Loan) and Section 4.2 (in the case of all subsequent Cash Advances under the Revolving Credit and the Line of Credit), Bank shall cause such Cash Advances and loan under the Term Loan to be made available to Borrowers on the Funding Date pertaining thereto by depositing the amount thereof in the designated account of Borrowers with Bank.

               2.4.4 Interest Periods. In connection with each Adjusted LIBOR Loan, Borrowers shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be either a 30, 60, 90 or 180 day period; provided that:

                    2.4.4.1 the first Interest Period for any Loan shall commence on the Funding Date of such Loan;

                    2.4.4.2 if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided however that for any Interest Period in respect of an Adjusted LIBOR Loan which: (i) begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, or (ii) would expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the last Business Day of the month;

                    2.4.4.3 with respect to any Term Loan, Revolving Credit Loan or Line of Credit Loan, no Interest Period shall extend beyond the Term Loan Termination Date, Revolving Credit Termination Date or Line of Credit Termination Date, respectively;

                    2.4.4.4 there shall be no more than nine total Interest Periods outstanding at any time;

                    2.4.4.5 no Interest Period with respect to any Adjusted LIBOR Loan may extend beyond a date on which Borrowers are required to make a scheduled payment of principal which would require a payment to be made with respect to such Adjusted LIBOR Loan.

               2.4.5 Interest Payments. Subject to Section 2.4.8 hereof with respect to prepayments, interest shall be payable on the Loans as follows:

                    2.4.5.1 interest on each Base Rate Loan and Fixed Rate Loan shall be payable monthly in arrears on the first day of each month; the first payment shall be made on the first day of the month next following the Closing Date or the Funding Date, as the case may be, and the final payment shall be made at maturity.

                    2.4.5.2 interest on each Adjusted LIBOR Loan shall be payable in arrears on the last day of the Interest Period applicable to that Loan; provided however that interest on Adjusted LIBOR Loans with Interest Periods of 180 days shall be paid in arrears on the 90th day and on the last day of the relevant Interest Period.

               2.4.6 Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Bank under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is, with respect to Adjusted LIBOR Loans only, 5% per annum in excess of the Adjusted LIBOR until the expiration of the then applicable Interest Period, and after the expiration of the then applicable Interest Period, and in all cases with respect to Base Rate Loans and Fixed Rate Loans, at a rate which is 2.75% per annum in excess of the Base Rate for Revolving Credit Loans and Line of Credit Loans, and 3% per annum in excess of the Base Rate for the Term Loan.

               2.4.7  Adjusted LIBOR and Base Rate.

                    2.4.7.1 Bank shall give Borrowers prompt notice of the Adjusted LIBOR determined for an Interest Period, and absent manifest error, each determination of such rates by Bank shall be conclusive and binding for all purposes hereof.

                    2.4.7.2 If Borrowers request that all or any portion of the Loans bear interest at the Adjusted LIBOR, and Bank determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in U.S. Dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for the selected Interest Period, then Bank shall forthwith give notice thereof to Borrowers, whereupon until Bank notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Bank to permit the Loans to bear interest at the Adjusted LIBOR shall be suspended so long as such circumstances exist, and (b) Borrowers shall convert the interest rates on the applicable portions of the outstanding Loans to the Base Rate on the last day of the then current Interest Period.

                    2.4.7.3 If, after the date of this Agreement, the adoption of or any change in Rules, or change in the interpretation or administration thereof, by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain or fund loans at the Adjusted LIBOR, the interest rates on the applicable portions of the outstanding Loans shall be deemed to have been converted to the rate determined for the type of Loan with reference to the Base Rate on either (i) the last day of the then current Interest Period if Bank may lawfully continue to maintain loans at the Adjusted LIBOR to such day, or (ii) immediately if Bank may not lawfully continue to maintain loans at the Adjusted LIBOR to such day.

                    2.4.7.4 If any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), any tax (including without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, fee, deduction, withholding special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, or shall impose on Bank or the interbank Eurodollar market any other condition affecting loans at the Adjusted LIBOR, and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the interest rate at the Adjusted LIBOR or to reduce the amount of any sum received or receivable by Bank under this Agreement, any of the Notes by an amount deemed by Bank to be material, then within five days after demand by Bank, Borrowers shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Borrowers of any event of which it has knowledge occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to Bank hereunder shall be conclusive in the absence of manifest error.

                    2.4.7.5  The Adjusted LIBOR shall be adjusted
automatically on and as of the effective day of any change in the relevant Reserve Percentage.

                    2.4.7.6 Promptly upon notice from Bank to Borrowers, Borrowers will pay, prior to the date on which penalties attach thereto, all present and future stamp, documentary and other similar taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loans solely as a result of the interest rate being determined by reference to the Adjusted LIBOR and/or the provisions of this Agreement relating to the Adjusted LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or payments of principal, interest or other amounts made on or in respect of a Loan or portion of a Loan when the interest rate is determined by reference to the Adjusted LIBOR (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Tax"). Bank shall, upon request of Borrowers, provide evidence to Borrowers of the imposition of any such Eurodollar Rate Tax. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrowers will, at the request of Bank, furnish to Bank evidence, in form and substance satisfactory to Bank, that Borrowers have met their obligations under this Section. Borrowers will indemnify Bank against, and reimburse Bank on demand for, any Eurodollar Rate Tax, as determined by Bank in its good faith discretion. Bank shall provide Borrowers with appropriate receipts for any payments or reimbursements made by Borrowers pursuant to this Section. A certificate of Bank as to any amount payable pursuant to this Section shall, absent manifest error, be final, conclusive and binding on all parties hereto.

                    2.4.7.7 If Bank shall determine that (i) any current Rule, law, regulation, or guideline, the adoption or imposition of any Rules, law, regulation, or guideline any change in any Rules, law, regulation or guideline, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance by Bank (or any lending office or any holding company of Bank) with any request, guideline or directive whether or not having the force of law regarding special deposit, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements against loans or loan commitments or any commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Bank (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) and the result of any event referred to in clauses
(i) or (ii) above (x) shall be to increase the cost to Bank of making or maintaining, or to impose upon Bank or increase any capital requirement applicable as a result of the making or maintenance of, the Loans or the obligations of Borrowers hereunder or (y) has or would have the effect of reducing the rate of return or amounts receivable hereunder on any Loan as a consequence of its obligations pursuant to this Agreement or Loans made by Bank pursuant hereto to a level below that which Bank (or Bank's holding company) could have achieved but for such adoption, imposition, change or compliance (taking into consideration such Bank's policies and the policies of Bank's holding company with respect to capital adequacy) by an amount deemed by such holder to be material (which adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by Bank's good faith allocation of the aggregate of such cost increase, capital increase or imposition or reductions in amounts receivable resulting from such events), then, from time to time, Borrowers shall pay to Bank, on demand by Bank as set forth below, such additional amount or amounts as will be necessary to restore the rate of return to Bank from the date of such change, together with interest on such amount from the date demanded until payment thereof in full at the rate provided in this Agreement. Bank (or Bank's holding company) shall be entitled to compensation pursuant to this Section. A certificate of Bank claiming compensation under this Section and setting forth the increased cost, reduction in amounts receivable additional amount or amounts necessary to compensate Bank (or Bank's holding company) hereunder shall be delivered to Borrowers and shall be conclusive in the absence of manifest error. Borrowers shall pay Bank the amount shown as due on any such certificate delivered by Bank within 10 days after Borrowers' receipt of same. If Bank demands compensation under this Section, Borrowers may, upon 30 Business Days' prior notice to Bank, prepay in full, in accordance with
Section 2.4.8 hereof, the then outstanding: (i) Base Rate Loans and/or the Fixed Rate Loan, together with accrued interest thereon to the date of prepayment, and with respect to Fixed Rate Loans, together with the respective prepayment premium as provided in Section 2.4.8.3; and/or (ii) Adjusted LIBOR Loans together with accrued interest thereon to the date of prepayment along with the respective prepayment penalty as provided in Section 2.4.8.2 hereof. Concurrently with prepaying such Base Rate Loans, Fixed Rate Loan and Adjusted LIBOR Loans, Borrowers may borrow from Bank Cash Advances at an Interest Rate Option not so affected.

                    2.4.7.8 Failure on the part of Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Bank's right to demand such compensation with respect to such period or any other period; provided however that Bank shall demand such compensation not later than six months after Bank has received notice of such increased costs or reduction in amounts received or receivable or reduction in return on capital. The protection of this Section shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                    2.4.7.9 The Base Rate shall be determined and adjusted daily.

               2.4.8  Prepayment.

                    2.4.8.1 Voluntary Prepayments. Any Base Rate Loan or Fixed Rate Loan may be prepaid at any time upon one Business Day's written notice to Bank, in whole or in integral multiples of $50,000. Borrowers' prepayment of a Base Rate Loan shall be without premium or penalty.
Borrowers' prepayment of a Fixed Rate Loan shall be subject to the prepayment premium set forth in Section 2.4.8.3 hereof. Any Adjusted LIBOR Loan may be prepaid prior to the expiration date of the Interest Period applicable thereto subject to the provisions of Section 2.4.8.2 hereof, in integral multiples of $50,000, and then only upon 2 days prior notice to Bank. In the event that Borrowers do not specify the Loan to which a prepayment is to be applied, such prepayment shall be applied (first to interest then to principal) first to the Revolving Credit Loans, second to the Term Loan, and third to the Line of Credit Loans.

                    2.4.8.2 Prepayment Premium For Adjusted LIBOR Loans. Adjusted LIBOR Loans may be prepaid as set forth in Section 2.4.8.1 hereof only upon payment to Bank of a prepayment premium determined as follows: (i) on the prepayment date, the remaining payments of principal and interest that would otherwise have become payable at the expiration of the Interest Period pertaining to the principal being prepaid shall be discounted to a present value at a rate per annum equal to the "Prepayment Yield to Maturity", as hereinafter defined, plus any costs for reserves or assessments or for reinvesting the amount being prepaid, and if such discounted value shall exceed the unpaid principal amount being prepaid, then the prepayment premium shall be an amount equal to such excess; otherwise no prepayment premium shall be payable; and (ii) for purposes of this Section 2.4.8.2, the "Prepayment Yield to Maturity" shall mean the yield to maturity of the debt obligation of the United States Treasury (excluding those commonly known as "Flower Bonds") maturing nearest in time to the expiration of the relevant Interest Period. The maturity date and yield to maturity of such United States Treasury obligation shall be determined on the basis of quotations published in the Wall Street Journal on the prepayment date. If there shall be more than one such debt obligation of the United States Treasury maturing nearest in time to the expiration of the relevant Interest Period, the Prepayment Yield to Maturity shall be the arithmetic average of the yields to maturity of all such obligations. Notwithstanding the foregoing, no amount so prepaid may be reborrowed prior to the last day of the Interest Period pertaining to the Loan prepaid.

                    2.4.8.3 Prepayment and Conversion Premium for Fixed Rate Loans. Fixed Rate Loans may be prepaid as set forth in Section 2.4.8.1 hereof, and may be converted to a Base Rate Loan or an Adjusted LIBOR Loan as set forth in Sections 2.1.4 and 2.4.2 hereof, only upon payment to Bank of a prepayment or conversion premium, determined on the prepayment or conversion date, as follows: (i) the remaining payments of principal and interest that would otherwise have been payable over the remainder of the period for which Borrowers have elected for the Term Loan to bear interest at the Fixed Rate, pertaining to the principal being prepaid, shall be discounted to a present value at a rate per annum equal to the "Prepayment Yield to Maturity," plus any costs for reserves or assessments or for reinvesting the amount being prepaid, and if such discounted value shall exceed the unpaid principal amount being prepaid, then the prepayment or conversion premium shall be an amount equal to such excess; otherwise no prepayment or conversion premium shall be payable; and (ii) for purposes of this Section 2.4.8.3, the "Prepayment Yield to Maturity" shall mean the yield to maturity of the debt obligation of the United States Treasury (excluding those commonly known as "Flower Bonds") maturing nearest in time to the expiration of the period for which Borrowers have elected for the Term Loan to bear interest at the Fixed Rate. The maturity date and yield to maturity of such United States Treasury obligation shall be determined on the basis of quotations published in the Wall Street Journal on the conversion date. If there shall be more than one such debt obligation of the United States Treasury maturing nearest in time to the expiration of the period for which Borrowers have elected for the Term Loan to bear interest at the Fixed Rate, the Prepayment Yield to Maturity shall be the arithmetic average of the yields to maturity of all such obligations.

               2.4.9 Funding Losses. If the Borrowers fail to borrow any Adjusted LIBOR Loans after a Notice of Borrowing or Notice of Rate Election has been given to Bank as provided in this Article 2, Borrowers shall reimburse Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that Bank shall use commercially reasonable efforts to mitigate any such loss and Bank shall have delivered to the Borrowers a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

               2.4.10 Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Notes shall be made by Borrowers without notice, set off or counterclaim and in immediately available same day funds and delivered to Bank not later than 12:00 noon (Philadelphia time) on the date due at the address set forth in Section 9.3 hereof, for the account of Bank; funds received by Bank after that time shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

               2.4.11 Use of Proceeds. The proceeds of the Term Loan shall be used by Borrowers for construction, equipping and operating of their respective plants. The proceeds of the Revolving Credit Loan shall be used by Borrowers for working capital and other corporate purposes. The proceeds of the Line of Credit Loan shall be used by Borrowers as temporary, initial financing for acquisitions of entities and/or assets, and other Capital Expenditures, in the construction materials, limestone products or related industries.

               2.4.12 Conditional Payment. Borrowers agree that checks and other instruments received by Bank in payment or on account of the Indebtedness constitute only conditional payment until such items are actually paid to Bank. Subject to Section 2.4.8.1 hereof, Borrowers waive any right they may have to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Indebtedness. Borrowers agree that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

               2.4.13 Maximum Available Credit for All Loans. Notwithstanding anything herein to the contrary, the sum of (i) the outstanding principal balance of the Term Loan, and (ii) the outstanding principal balance of all outstanding Cash Advances, including the aggregate face amount of all issued Letters of Credit, shall not exceed $44,000,000. The maximum available credit under this Agreement shall not exceed the sum of
(a) $44,000,000, plus (b) all interest, Bank's Costs and any other amount due from Borrowers to Bank hereunder or pursuant to any other Loan Document.

               2.4.14 Mandatory Payments. In the event that the principal amount outstanding under (i) the Revolving Credit shall at any time exceed $4,000,000, (ii) the Term Loan shall at any time exceed $15,000,000, or (iii) the Line of Credit shall at any time exceed $25,000,000, then in any such case, Borrowers shall immediately pay such excess to Bank.

               2.4.15 SWAP Agreements. Borrowers and Bank may, but shall not be obligated to, enter into one or more interest rate protection agreements on terms mutually agreeable to all parties at the time, to permit Borrowers to hedge their interest rate liabilities hereunder.

     3.  SECURITY

          3.1  Collateral Generally.

               3.1.1 Security Interest in Assets. The parties hereto hereby ratify and confirm all terms in the Prior Documents with respect to security for the Term Loan, which shall secure payment of the Term Loan Indebtedness hereunder. As additional security for payment of the Term Loan Indebtedness, each Borrower hereby grants to Bank a security interest in and lien on all of such entity's right, title and interest in, as, to and under all of the following assets whether now owned or hereafter created, acquired or reacquired:

                    3.1.1.1 Equipment wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (including without limitation, all special mobile equipment, all dozers, graders, scrapers, forklifts, loaders, drilling rigs, scales, railcars, screens, hoppers, conveyors, generators, trailers, dollies, crushing, grinding, and sizing plants, kilns, baggers, and all other machinery, equipment and fixtures used or useful in quarrying, transporting, burning and processing limestone and related products for sale);

                    3.1.1.2 all motor vehicles, supplies, stores of fuel and lubricants, parts, engines, tires, and treads;

                    3.1.1.3  all General Intangibles;

                    3.1.1.4 all replacements and accessions to any of the foregoing;

                    3.1.1.5 all policies of insurance covering any of the foregoing and all insurance proceeds in connection therewith; and

                    3.1.1.6 all products, rents, profits, returns and income of and from any of the foregoing and all cash and noncash proceeds of the foregoing (including proceeds which constitute property of the types described in Sections 3.1.1.1 -- 3.1.1.5 above).

In addition, each Subsidiary, pursuant to the Mortgages, has granted to Bank a first mortgage and lien on the Real Estate identified on Schedule 1.1(d) owned by each of them, respectively, which Mortgages have been amended and confirmed by the Mortgage Confirmations. Notwithstanding anything to the contrary herein, Bank has not encumbered and the parties agree that the Collateral shall not include the parcels of real property which are identified on Schedule 3.1.1 hereof. Except for dispositions of worn out and obsolete equipment and equipment which the applicable Borrower certifies is no longer used or useful in the conduct of such Borrower's business and vehicles in the ordinary course of business, no Collateral shall be released from the security interests, mortgages and liens granted hereby and by the Mortgages, as amended and confirmed by the Mortgage Confirmations, until the Term Loan has been paid in full.

               3.1.2 Financing Statements and Other Documents. Each Borrower agrees to execute and deliver to Bank any and all Financing Statements and other documents and instruments requested by Bank to perfect or keep perfected any security interest, created under this Agreement or under any other Loan Document, under the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral, and any such additional security agreements, financing statements, continuation statements and other security instruments creating or continuing a lien upon the Collateral as Bank may reasonably require in connection with the security interests created by this Agreement. Each Borrower hereby appoints Bank as such Borrower's attorney-in-fact to execute, upon the Borrower's failure to do so within 15 days following the Bank's reasonable request, and file in such Borrower's name all documents and instruments which Bank may deem necessary or appropriate to perfect and continue perfected the security interests in the Collateral created by this Agreement.

               3.1.3 Mortgages and Leasehold Mortgage. ALC and TLC each agrees to execute, convey and deliver to Bank, a Mortgage Confirmation amending and confirming the Mortgages. The Mortgages, as amended and confirmed by the Mortgage Confirmations, shall be continuing liens for such portion of the current outstanding Term Loan Indebtedness indicated in the Mortgage Confirmations, on good and marketable fee simple title to the Real Estate described therein, free and clear of all prior liens, except Permitted Liens and title exceptions approved by Bank, and shall be insured at Borrowers' expense by a reputable title insurance company or companies reasonably satisfactory to Bank.

               3.1.4 Maintenance of Collateral. Upon the failure of the applicable Borrower to do so within 20 days following the Bank's reasonable request, and except as may be contested in good faith with adequate reserves, as determined in the sole reasonable discretion of Bank, having been set aside therefore, the Bank may at its option pay and discharge taxes, liens, security interests and other encumbrances pertaining to the Collateral (except Permitted Liens), and may pay for the repair of any damage to the Collateral, the maintenance and preservation thereof and for insurance thereon required by the terms of Section 6.1.6 hereof not paid by Borrowers pursuant to the terms hereof. Borrowers agree to reimburse Bank, within three Business Days after notice thereof from Bank to Borrowers, for any such payment made. Until paid, all costs incurred by Bank under this Section 3.1.4 shall be deemed to be additional principal under the Term Loan, bear interest at the per annum rate set forth in Section 2.1.1 hereof and be secured by the Collateral.

               3.1.5 Security for Line of Credit. As security for the repayment of each Cash Advance under the Line of Credit, each Borrower shall grant to Bank a purchase money security interest in and lien on the asset purchased with the proceeds of such Cash Advance contemporaneously with the funding thereof.

     4.  CONDITIONS PRECEDENT

          4.1 Conditions to Funding. As conditions precedent to the initial borrowing hereunder, Borrowers shall deliver to Bank, in form and substance satisfactory to Bank and its counsel, in addition to this Agreement, the following documents and instruments:

               4.1.1  the Term Note;

               4.1.2  the Revolving Credit Note;

               4.1.3  the Mortgage Confirmations;

               4.1.4  Intentionally deleted.

               4.1.5 title insurance commitments satisfactory to Bank endorsing the policies of title insurance in favor of Bank delivered with respect to each of the Mortgages, insuring the continuing priority of the liens of the Mortgages, as amended and confirmed by the Mortgage
Confirmations, in the dollar amounts set forth in the Mortgages;

               4.1.6 A copy of the respective articles or certificate of incorporation, By-laws, and resolutions adopted by each Borrower's Board of Directors authorizing such Borrower to execute, deliver and perform this Agreement, the Notes and each of the other Loan Documents to which such Borrower is a party, and appointing the Authorized Officers for purposes of this Agreement, all certified by each Borrower's Secretary, Treasurer or Assistant Secretary to be true and correct copies of the originals and to be in full force and effect as of the date of Closing;

               4.1.7 An incumbency and signature certificate with respect to the officers of each of the Borrowers authorized to execute and deliver this

Agreement, the Notes, and any other Loan Documents to which such Borrower is a party;

               4.1.8 Original certificate(s) of insurance meeting the criteria set forth in Section 6.1.6 hereof;

               4.1.9 Such security interest, lien and judgment searches pertaining to Borrowers as Bank may reasonably request;

               4.1.10 Such Financing Statements and Fixture Filings and other evidence of Bank's security interest in and lien on the Collateral as Bank may reasonably request;

               4.1.11 The opinion of Borrowers' counsel, dated the date of Closing, in all respects reasonably satisfactory to Bank and Bank's counsel;

               4.1.12 A good standing or subsistence certificate, as applicable, or telegram from the Secretaries of State of the states of incorporation of each of the Borrowers to that effect, and certificates or telegrams indicating that each Borrower is duly qualified as a foreign corporation in each state in which such qualification is required;

               4.1.13 A Notice of Borrowing with respect to the Term Loan and any Cash Advance, including any Letter of Credit, requested as of the Closing Date;

               4.1.14 A certificate dated the Closing Date executed by U.S. Lime's chief financial officer confirming U.S. Lime's solvency as provided in
Section 5.1.9 hereof;

               4.1.15 The consolidated Financial Statements of Borrowers as at and for the nine months ended September 30, 1997 and 1996 (unaudited), certified by the chief financial officer of U.S. Lime as having been prepared in all material respects in accordance with all applicable requirements of Form 10-Q of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and as reflecting, in the opinion of the Borrowers' managements, all adjustments of a normal and recurring nature necessary to present fairly the financial position, results of operations and cash flows of U.S. Lime and its subsidiaries on a consolidated basis for the periods presented in accordance with GAAP;

               4.1.16 A certificate executed by the Vice President and Chief Financial Officer of each Borrower confirming that: (i) each of the representations and warranties made herein by such Borrower is true and correct; (ii) such Borrower has fully performed each and every covenant to be performed by such Borrower on or prior to the Closing Date; and (iii) such Borrower has satisfied each of the unwaived conditions set forth in this
Section 4.1;

               4.1.17 A mineral reserve study of recent date, with respect to the quantity and quality of mineral reserves of TLC, prepared by a qualified independent geologist, satisfactory to Bank;

               4.1.18  Copies of the Permits; and

               4.1.19 Such additional documents or instruments as Bank may reasonably require.

          4.2 Conditions Precedent to Each Cash Advance. Provided no Event of Default or Unmatured Event of Default has occurred and is continuing, Bank will make Cash Advances hereunder only upon the fulfillment of the following conditions: (i) all representations and warranties made by Borrowers in
Article 5 hereof or in any other Loan Document shall be true, complete and correct with the same force and effect as if made on the date of the proposed Cash Advance, except (a) the representations and warranties contained in
Section 5.1.4 shall apply to the most recent Financial Statements delivered pursuant to Section 6.1.1 hereof, and (b) any other representation and warranty contained in Article 5 which relate to facts which have changed to an extent permitted by this Agreement or to an extent consented to by the Bank shall apply to the facts as so changed; (ii) Borrowers shall be in compliance with all of the terms and conditions hereof, of the Notes, and of all other Loan Documents, in each case on and as of the Funding Date; and (iii) Bank shall have received, within the times therefor set forth in Section 2.4.1, a fully-completed and executed Notice of Borrowing.

     5.  REPRESENTATIONS AND WARRANTIES.

          5.1 Each Borrower, for itself and for all Borrowers where so indicated, represents and warrants to Bank as follows:

               5.1.1 Good Standing; Ownership of Subsidiaries. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; has the corporate power and authority to own and operate its respective assets and Real Estate and to carry on such Borrower's business where and as contemplated; is duly qualified as a foreign corporation to do business in, and is in good standing in, every jurisdiction where the nature of such Borrower's business requires such qualification. Each Borrower's chief executive office is located at 12221 Merit Drive, Suite 500, Dallas, Texas. U.S. Lime owns all of the issued and outstanding capital stock of the Subsidiaries, and except for the Subsidiaries, U.S. Lime does not have any subsidiaries and does not conduct business under any other trade name, or in joint venture or partnership with any Person. None of the Subsidiaries has any subsidiary.

               5.1.2 Power and Authority. The making, execution, issuance and performance by the Borrowers of this Agreement, the Notes, and the other Loan Documents, have been duly authorized respectively by all necessary corporate action of each Borrower and will not violate any provision of law or regulation or of the respective charters or by-laws of the Borrowers; will not violate any agreement, trust or other indenture or instrument to which Borrowers or any of them is a party or by which Borrowers or any of them or any of its or their property is bound, so that this Agreement, the Notes, and all of the other Loan Documents when executed and delivered will be valid and binding obligations of the Borrowers and each of them, enforceable in accordance with their respective terms.

               5.1.3 Priority of Liens; Location and Condition of Collateral. With the exception of Permitted Liens and except as provided in Schedule 5.1.3 hereto, (i) each Borrower owns its respective Collateral free and clear of all liens, encumbrances, security interests or other rights of third parties, excepting only the rights and interests granted Bank herein and in the Loan Documents, and (ii) upon perfection of Bank's security interest in the Collateral, Bank will have a first priority security interest in the Collateral owned by Borrowers. Except for moveable equipment such as trailers, equipment in repair off-premises or otherwise in transit, warehoused equipment, all in the ordinary course of business, all tangible assets of Borrowers constituting Collateral will be located on each Borrower's respective Real Estate. None of the personal property or fixtures located on any parcel of the Real Estate is owned by any Person other than the Borrower which is the record titleholder to such parcel of Real Estate, except for interests in such personal property and fixtures which constitute Permitted Liens and except for matters disclosed in Schedule 5.1.3 hereto.

               5.1.4 Financial Condition. The consolidated balance sheets of U.S. Lime and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, together with the notes thereto and the accompanying opinion of Ernst & Young, LLP, independent certified public accountants, all heretofore furnished to the Bank, present fairly, in all material respects, the consolidated financial position of U.S. Lime and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with GAAP. The condensed consolidated balance sheets of U.S. Lime and its subsidiaries as of September 30, 1997 (unaudited) and December 31, 1996 and the related condensed consolidated statements of operations and of cash flows of U.S. Lime and its subsidiaries for the nine months ended September 30, 1997 and September 30, 1996 (unaudited), all heretofore furnished to the Bank, have been prepared in all material respects in accordance with all applicable requirements of Form 10-Q of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and, in the opinion of the Borrowers' managements, reflect all adjustments of a normal and recurring nature necessary to present fairly the financial position, results of operations and cash flows of U.S. Lime and its subsidiaries on a consolidated basis for the periods presented in accordance with GAAP, except that certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Except as set forth on such Financial Statements and on
Schedule 5.1.4 hereto, the Borrowers do not have any material fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets. The Borrowers have filed all tax returns required to be filed by them with any taxing authority and have paid all taxes with respect thereto. Since December 31, 1996, there have been no changes in the condition of the Borrowers' financial position or otherwise, from that set forth in the Consolidated Balance Sheets as of said date that would have a Materially Adverse Effect upon the Borrowers, other than changes, if any, previously disclosed to Bank in writing. The Borrowers do not believe, and have no reason to believe, that there has been or will be a change relating to the business of the Borrowers that would cause a Materially Adverse Effect on the Borrowers or any of them.

               5.1.5 No Litigation. Except (i) those matters referred to in the notes to Borrowers' consolidated Financial Statements, (ii) those matters on Schedule 5.1.5 hereto, and (iii) worker's compensation claims covered by insurance, there are no suits or proceedings pending, or, to the knowledge of Borrowers, or any of them, threatened against or affecting the Borrowers, or any of them, and neither any Borrower nor the Borrowers are in default in the performance of any agreement to which any Borrower or Borrowers may be a party or by which any Borrower or Borrowers are bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which suits, proceedings and defaults in the aggregate could have a Materially Adverse Effect on any Borrower or Borrowers.

               5.1.6 Compliance. To the best of its knowledge, each Borrower has all Governmental Approvals necessary for the conduct of such Borrower's business, except for Governmental Approvals the failure to obtain which could not have a Materially Adverse Effect on such Borrower, and the conduct of each Borrower's business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation, which violation could have a Materially Adverse Effect on such Borrower or Borrowers. No Borrower requires any Governmental Approvals to enter into, or perform under, this Agreement, the Notes, or any other Loan Document.

               5.1.7 Compliance with Regulations U and X. No Borrower is engaged principally, or as one of such Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations U and X of the Board of Governors of the Federal Reserve System).

               5.1.8 ERISA. With respect to each employee pension benefit plan (within the meaning of Section 3(2) of ERISA other than any "multiemployer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of any Borrower or of any trade or business (whether or not incorporated) which is under common control with such Borrower (within the meaning of Section 4001(b)(1) of ERISA), and except as disclosed in Schedule 5.1.8 or as heretofore disclosed to the Bank in writing (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)
(10) of the Code; (ii) to the best of the Borrower's knowledge, each such Plan has been maintained in accordance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. No Borrower has incurred any liability to the PBGC other than required insurance premiums, all of which that have become due as of the date hereof have been paid. Schedule 5.1.8 hereto sets forth all multiemployer plans to which Borrowers or any Borrower is a party and the most recent information received by Borrowers or such Borrower from any multiemployer plan (within the meaning of Section 3(37) of ERISA), regarding the estimated amount of potential liability for a complete withdrawal from any such multiemployer plan based on the assumptions used by any such multiemployer plan for purposes of providing the estimate.

               5.1.9  Solvency.

                    5.1.9.1 The aggregate present fair saleable value of the assets of Borrowers (sold as a whole) after giving effect to the funding of all Loans hereunder exceeds the amount that will be required to be paid on or in respect of the Debts and other liabilities (including contingent liabilities) of Borrowers as they mature.

                    5.1.9.2 The assets of Borrowers do not in the aggregate constitute unreasonably small capital for Borrowers to conduct their business as now conducted and as proposed to be conducted, including the capital needs of Borrowers.

                    5.1.9.3 Borrowers do not intend to, nor do Borrowers believe that they will, incur Debts beyond their ability to pay as such Debts mature (taking into account the timing and amounts of cash to be received by Borrowers and of amounts to be payable on or in respect of Debt of Borrowers). The cash available to Borrowers, after taking into account all other anticipated sources and uses of the cash of Borrowers, is anticipated to be sufficient to pay all amounts on or in respect of the Indebtedness when the Indebtedness or any part thereof is required to be paid.

                    5.1.9.4 The aggregate fair value of Borrowers' assets exceeds the aggregate of all their liabilities.

               5.1.10 RICO. Neither Borrowers nor any Borrower have engaged in any conduct or taken or omitted any actions which will, or could, if the facts and circumstances relative thereto were discovered, give rise to a criminal indictment or civil action against Borrowers or any Borrower under RICO.

               5.1.11  Labor Matters.  Except to the extent set forth on
Schedule 5.1.11 hereto, (i) no Borrower is a party to any collective bargaining agreement; (ii) no Borrower has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could have a Materially Adverse Effect on such Borrower or Borrowers or on the value of the Collateral or on the enforceability of the Indebtedness (including realizing on the Collateral); (iii) to the best knowledge of each Borrower, after due inquiry, there is no such strike, dispute, slowdown or work stoppage threatened against any Borrower which would have a Materially Adverse Effect on such Borrower, and (iv) no labor petitions have been filed or union organizing activity conducted during the past six months pertaining to any Borrower.

               5.1.12 Business. Borrowers enjoy peaceful and undisturbed possession under all leases of real or personal property of which any Borrower is lessee, to the extent material to the business of such Borrower. Borrowers or the applicable Borrower own or possess the right to use all the franchises, rights, licenses, goodwill and trademarks necessary for the conduct of their business as now conducted or as contemplated to be conducted. Borrowers own, lease or have the right to use, all assets, franchises, rights, licenses, goodwill and trademarks, and employ all employees and/or engage such independent contractors, as are necessary to operate the business conducted by each Borrower; and all of such tangible assets are in good working order, normal wear and tear excepted.

               5.1.13 Vehicle Title and Registration. All of each Borrower's motor vehicles which under applicable law are required to be registered, are properly registered (or such registration has been properly applied for) in the name of such Borrower, and such motor vehicles and related equipment are fit for use and available for use without repair (except for maintenance and repair in the ordinary course of business and except for deterioration or obsolescence of such motor vehicles and other equipment not, taken as a whole, material to the conduct of Borrower's Business), and the ownership of such motor vehicles which, under applicable law, is evidenced by a Certificate of Title is properly titled in the name of the applicable Borrower.

               5.1.14  Environmental.

                    5.1.14.1 Except as set forth in Schedule 5.1.14 or where failure to comply would not have or result in a Materially Adverse Effect on any Borrower or Borrowers, or the conduct of Borrowers' or any Borrower's Business, each Borrower has, to such Borrower's knowledge, in the conduct of its business, and the ownership and use of its properties, complied with all federal, state and local laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage or disposal of hazardous waste or toxic materials.

                    5.1.14.2 To each Borrower's knowledge, except as set forth in Schedule 5.1.14 or where the presence of a hazardous substance, pollutant, contaminant, waste or residue waste or solid waste would not have or result in a Materially Adverse Effect on such Borrower or on the conduct of such Borrower's business: (i) no hazardous substance, pollutant or contaminant

(as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. '9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261, whichever is applicable) is present on any of the Real Estate in any quantity in excess of those allowed by applicable law; (ii) as to Real Estate located in Arkansas, Texas and any other jurisdiction: no hazardous substance or waste is present on such Real Estate in excess of amounts permitted under applicable state or local environmental laws, rules, regulations or ordinances; (iii) no Borrower has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws; and
(iv) all materials that are located on any of the Real Estate in lawful amounts are properly stored and maintained in containers appropriate for such purposes.

               5.1.15 Debt and Guaranties. Except as reflected in the Financial Statements furnished pursuant to Section 5.1.4 hereof or in the notes thereto or in Schedule 5.1.15 hereto, no Borrower has any Debt in excess of $100,000 in the aggregate nor has guarantied the payment or performance of any material debts or obligations of any other Person except for the guaranty of checks or other negotiable instruments for collection or as permitted pursuant to Section 7.1.1 hereof.

               5.1.16  Real Estate.  With respect to the Real Estate:

                    5.1.16.1 Except as set forth on Schedule 5.1.5 hereto, there is no litigation pending or threatened which would in any way affect any of the following: title to any parcel of the Real Estate or any part thereof; the validity or priority of the lien of any Mortgage; issuance or validity of any zoning variance or other zoning or subdivision approval affecting any parcel of the Real Estate; any building permit or certificate of occupancy which has been issued in connection with any Real Estate or any part thereof;

                    5.1.16.2 Except for Permits the lack of which would not result in a Materially Adverse Effect, each Borrower has obtained all Permits, and all appeal periods allowed with respect thereto have expired without any appeal having been filed by any person; all Permits are in full force and effect and all parcels of the Real Estate comply, in all material respects, with all requirements of law including those relating to building, zoning, subdivision and environmental protection;

                    5.1.16.3 No part of any of the parcels of Real Estate has during the period of its ownership by a Borrower been damaged or taken by, or is under cloud of, eminent domain proceedings;

                    5.1.16.4 Except as set forth on Schedule 5.1.16.4 hereto, none of the parcels of Real Estate is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty;

                    5.1.16.5 All parcels of the Real Estate have unqualified access to and from a public road; and

                    5.1.16.6 Except as set forth on Schedule 5.1.16.6 hereto, none of the parcels of Real Estate is located within the 100-year flood line of any river, stream or body of water.

               5.1.17 Trademarks. Except as set forth in Schedule 5.1.17 hereto, each Borrower owns its respective trademarks free and clear of all liens, claims, encumbrances and security interests, maintains such trademarks in the principal register of the United States Patent and Trademark Office and the applicable registry of all states listed on Schedule 5.1.17 hereto, and has the unrestricted right to grant to Bank the trademark liens and other rights granted in this Agreement with respect thereto.

               5.1.18 Other Contractual Obligations. The Loans do not violate any other contractual obligation of Borrowers or any of them.

               5.1.19 Investment Company Act. None of the Borrowers is an Investment Company within the meaning of the Investment Company Act of 1940.

               5.1.20 Public Utility Holding Company Act. None of the Borrowers is a Public Utility Holding Company within the meaning of the Public Utility Holding Company Act.

               5.1.21 Title to Assets. Borrowers have title to their respective Collateral and good and marketable fee simple title to their respective parcels of the Real Estate, free and clear of all liens, encumbrances, security interests or other rights of third parties, except for Permitted Liens.

               5.1.22 Capitalization. The authorized capital stock of U.S. Lime consists of: (i) 15,000,000 shares of Common Stock, $.10 par value per share, of which 3,951,853 shares are issued and outstanding as of the Closing Date; and (ii) 500,000 shares of Preferred Stock, $5.00 par value per share, [none] of which shares have been issued. Except to the extent issued under employee stock option plans, there are no outstanding agreements, options, warrants, convertible securities or rights pursuant to which shares of U.S. Lime's capital stock, or securities, warrants, options or rights, convertible into or exercisable, directly or indirectly, for shares of capital stock of U.S. Lime, are issuable by U.S. Lime.

               5.1.23 Texas Real Estate. To the best of each Borrower's knowledge after due inquiry, (i) from the date of TLC's acquisition of its Real Estate, neither TLC nor any other Borrower has received any claim for, or paid any, royalties, fees or other payments for the extraction of oil, gas, or other hydrocarbons, limestone, gravel, crushed rock, sand or other minerals of any kind or character over, under or produced from Real Estate owned by TLC, and (ii) none of the mineral rights reserved or conveyed to third parties listed on Schedule B to Commonwealth Land Title Insurance Company Commitment for the Real Estate owned by TLC delivered pursuant to Section 4.1.5 hereof has interfered in any material respect with the operations of TLC's business.

          5.2 Accuracy of Representations; No Default. The information set forth herein, in the Notes, on each of the Schedules hereto, and all of the other Loan Documents and each document previously delivered by a Borrower to Bank in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loans. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. No Event of Default or Unmatured Event of Default hereunder, under the Notes, any other Loan Document, or under any of them has occurred.

     6.  AFFIRMATIVE COVENANTS

          6.1 Borrowers' Covenants. As long as any portion of the Indebtedness remains outstanding and unpaid or Bank has any credit facility available to Borrowers or any Borrower, Borrowers covenant and agree that, in the absence of prior written consent of Bank, Borrowers will:

               6.1.1 Financial Statements. Furnish to Bank, not later than one hundred twenty-five (125) days after the close of each Fiscal Year, U.S. Lime's Annual Report containing a consolidated balance sheet, of U.S. Lime and its subsidiaries as of the last day of such Fiscal Year and related consolidated statements of operations, stockholders' equity and cash flow for such Fiscal Year, audited by Ernst & Young, LLP or other independent certified public accountants of recognized standing in the financial community. In addition, Borrowers will furnish to Bank, within fifty (50) days of the close of each Calendar Quarter other than the last quarter of each Fiscal Year, a condensed consolidated balance sheet of U.S. Lime and its subsidiaries as of the last day of such Calendar Quarter and related condensed consolidated statements of operations and of cash flow of U.S. Lime and its subsidiaries for such Calendar Quarter. Each set of Financial Statements delivered to Bank pursuant to this Section 6.1.1 shall be certified by an Authorized Officer of U.S. Lime as having been prepared in all material respects in accordance with all applicable requirements of Form 10-Q of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and as reflecting, in the opinion of the Borrowers' managements, all adjustments of a normal and recurring nature necessary to present fairly the financial position, results of operations and cash flows of U.S. Lime and its subsidiaries on a consolidated basis for the periods presented in accordance with GAAP. Each Borrower shall furnish Bank together with all Financial Statements a certificate, substantially in the form of Schedule 6.1.1 hereto, executed by an Authorized Officer, which certificate shall state that the signer: (i) has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrowers during the accounting period covered by such Financial Statements and that such review has not disclosed the existence during or at the end of such accounting period, and (ii) does not have knowledge of the existence as at the date of the certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action such Borrower has taken, is taking and proposes to take with respect thereto, it being agreed that so long as the Borrowers have a common Authorized Officer the substance of such certificate may be combined into a single certificate. Borrowers shall deliver to Bank, within 30 days of Bank's request, copies of any internal supporting schedules and other information regarding the consolidation of Borrower's Financial Statements;

               6.1.2 Other Financial Information. With reasonable promptness furnish to Bank all financial and business information provided to stockholders of U.S. Lime, the Securities and Exchange Commission, the NASDAQ, and such additional information and data concerning the business and financial condition of Borrowers as may be reasonably requested by Bank. Each Borrower shall afford Bank or its agents access to the financial books, records, computer tapes and properties of such Borrower at all reasonable times and permit Bank or its agents to make copies and abstracts of same and to remove such copies and abstracts from such Borrower's premises. Bank shall with respect to any and all financial statements or other reports, documents, data and materials delivered by a Borrower to Bank pursuant to this Agreement, to the extent that the information contained therein has not otherwise been disclosed in such a manner as to render the same no longer confidential, maintain the confidential nature of the information contained therein; provided, however, that Bank may disclose such information to: (a) its employees, agents, attorneys and accountants who would ordinarily have access to the same in the normal course of the performance of their duties; (b) prospective participating lenders who shall maintain the confidential nature of such information; and (c) such third parties as may be necessary in connection with or in response to (i) compliance with any Rule, subpoena or investigation or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed or served (x) by or under authority of any court, tribunal, arbitration panel or any governmental agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or other matter pending before any court, tribunal, arbitration panel or any governmental agency, commission, authority, board or similar entity; provided, however, that in connection with the submission of any information to any commiss ion, authority, board or similar entity, the Bank shall request that the information submitted be kept confidential;

               6.1.3 Deposits at Bank. U.S. Lime shall maintain its principal operating accounts (excepting locally maintained payroll, petty cash and local collection accounts) with Bank;

               6.1.4 Taxes and Claims. Promptly pay and discharge all taxes, governmental charges and assessments levied and assessed or imposed upon any Borrower's assets or any portion thereof, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings therefrom, or upon or with respect to this Agreement, the Notes, or any other Loan Document, and pay all other claims which, if unpaid, might become liens or charges, other than Permitted Liens, upon the assets of any Borrower, provided, however, that nothing in this Section 6.1.4 shall require Borrowers or any Borrower to pay any such taxes or assessments prior to the date on which they otherwise would become delinquent or as long as Borrowers or such Borrower shall in good faith contest the amount or validity thereof and shall establish reserves against such taxes and assessments in kind and amount satisfactory to Bank and, in the case of Federal tax liens, cause same to be extinguished or bonded;

               6.1.5 Existence. Except in each case to the extent that the failure to do so would not have a Materially Adverse Effect on the Borrowers as a whole, (i) maintain the corporate existence of each Borrower and all necessary foreign qualifications in good standing, (ii) continue to comply with all applicable statutes, Rules and regulations with respect to the conduct of such Borrower's business and (iii) maintain all Permits, provided that the foregoing shall not be deemed to prohibit the merger or consolidation of any Borrower or subsidiary of a Borrower into or with a Borrower or another subsidiary of a Borrower;

               6.1.6 Insurance. Maintain personal liability, casualty, workers' compensation, property damage, flood and business interruption insurance with respect to each Borrower's business and assets, in such amounts, against such hazards and liabilities, and with such companies as may be reasonably satisfactory to Bank, all such policies covering the Collateral to insure Bank as its interests may appear. Each Borrower shall, unless Bank shall otherwise agree in writing to the contrary, maintain insurance as follows:
                    (i) Insurance against loss or damage to the Real Estate and to all of each Borrower's inventory, equipment, furniture, fixtures and machinery wherever located, by fire and any of the risks covered by insurance of the type now known as "all risk" coverage in an amount not less than that percentage of the full replacement cost of all buildings and improvements now or hereafter erected thereon (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), required to satisfy any applicable coinsurance requirement in such policy and with not more than $100,000 deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (i) shall contain the "Replacement Cost Endorsement";

                   (ii) Business interruption insurance for the period of time needed for restoration with 90 days coverage for ordinary payroll in such amounts as are satisfactory to Bank;

                  (iii) Comprehensive public liability insurance (including coverage for elevators and escalators, if any, on any Real Estate and, if any construction of new improvements thereon occurs after execution of this Agreement, completed operations coverage for one year after construction of the improvements has been completed) on an "occurrence basis" against claims for "personal injury", including without limitation bodily injury, death or property damage occurring on, in or about such Real Estate and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Bank with respect to personal injury or death to any one or more persons or damage to property;

                   (iv) Worker's compensation insurance (including employer's liability insurance) for all employees of each Borrower in such amount as is reasonably satisfactory to Bank, or, if minimum amounts are established by law, in such amounts;

                    (v) During the course of any construction or repair of improvements on any Real Estate, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, during such construction or repair, with deductibles not to exceed $100,000, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. If requested by Bank, such policy of insurance shall contain the "permission to occupy upon completion of work or occupancy" endorsement;

                   (vi) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, with respect to such portions of the Real Estate as contain equipment of such nature, and insurance against loss of occupancy or use arising from any breakdown of such equipment, in such amounts as are reasonably satisfactory to Bank.

                    6.1.6.1 Each policy of insurance required by the terms of this Section shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of such Borrower which might otherwise result in forfeiture of such insurance, and also an agreement by the insurer waiving all rights of setoff, counterclaims or deductions against such Borrower.

                    6.1.6.2 Each policy of insurance required by the terms of this Section shall be issued by a company reasonably satisfactory to Bank, shall be in an amount reasonably satisfactory to Bank, and if insuring against damage to any of the Real Estate, shall have attached to it, in forms satisfactory to Bank, both a mortgagee clause in favor of Bank, not subject to contribution, and a lender's loss payable endorsement for the benefit of Bank. Each Borrower shall furnish Bank, with a copy of the original with respect to all required insurance coverage. Bank consents to each Borrower providing any of the required insurance through blanket policies carried by Borrowers and covering more than one location, provided that Borrowers furnish Bank with a signed certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date. Borrowers shall make appropriate provisions whereby the applicable insurance carriers will furnish to Bank at least thirty (30) days prior to the expiration of each such policy, written notice in the event that any of the coverages required to be maintained under this Section 6.1.6 will not be renewed upon expiration and ten (10) days prior written notice of the cancellation of all or any portion of such coverages. All such policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Bank, shall be in form reasonably satisfactory to Bank, shall be maintained in full force and effect, shall be delivered (or a certificate with respect thereto shall be delivered) to Bank, shall contain a provision that such policies will not be cancelled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Bank. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of any Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be unsatisfactory to Bank in its reasonable judgment, such Borrower or Borrowers shall place new insurance reasonably satisfactory to Bank. Borrowers shall make appropriate provisions with the applicable insurance carriers to name Bank as additional loss payee for the coverages required by this Section 6.1.6.

                    6.1.6.3 In the event any Borrower fails to provide, maintain, keep in force or deliver and furnish to Bank the policies of insurance required by this Agreement, Bank may upon notice to the Borrower procure such insurance or single-interest insurance for such risks covering Bank's interest, and such Borrower will pay all premiums thereon promptly upon demand by Bank.

                    6.1.6.4 In the event of loss in excess of $350,000 in the case of any single incident, each affected Borrower will give immediate notice thereof to Bank, and Bank may make proof of loss if not made promptly by such Borrower. Each insurance company concerned is hereby authorized and directed to make payment under its respective policy or policies in respect of any such loss, including return of unearned premiums, directly to Bank instead of to such Borrower and Bank jointly, and such Borrower appoints Bank, irrevocably, as such Borrower's attorney-in-fact to endorse any draft therefor. Subject to the provisions of Section 6.1.6.5 of this Agreement, Bank shall have the right to retain and apply the proceeds of any such insurance on account of any such loss, at its election, to reduction of the indebtedness secured hereby, or to restoration or repair of the property damaged. If Bank becomes the owner of the Real Estate, or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of the Borrowers thereunder, shall become the absolute property of Bank.

                    6.1.6.5 Notwithstanding the provisions of Section 6.1.6.4 hereof, in the event of any damage by fire or other casualty covered by insurance wherein the insurance proceeds are not in excess of $1,000,000, the Bank will immediately release the insurance proceeds to the affected Borrower for either repair or reconstruction, or both. If the amount of the insurance proceeds exceeds $1,000,000, such proceeds shall be made available to the affected Borrower for such purposes upon the following terms and conditions:

                         (i)  The work will be performed by a reputable
general contractor satisfactory to Bank in the exercise of reasonable business judgment, pursuant to plans and specifications satisfactory to Bank, in the exercise of reasonable business judgment.

                        (ii) The insurance proceeds will be held by Bank (or at the request of either the Bank or the affected Borrower by an escrowee satisfactory to Bank and such Borrower) in trust, to be disbursed periodically as the work progresses in amounts not exceeding 90% of the value of labor and materials incorporated into the work. The remaining 10% will be released to such Borrower upon final completion of the work in accordance with the aforesaid plans and specifications, and upon a receipt of a release of liens from all contractors and subcontractors engaged in the work.

                       (iii) If the entire insurance proceeds are not used for restoration, the excess proceeds shall be disbursed to such Borrower. If the cost of the work will exceed the available insurance proceeds, the affected Borrower will pay for restoration work in an amount equal to such excess prior to the disbursement of the insurance proceeds.

                        (iv) Notwithstanding the foregoing, if at the time of occurrence there exists an Event of Default, this subsection shall not apply and the provisions of Section 6.1.6.4 above, shall apply instead and if at the time of the occurrence an Unmatured Event of Default exists the proceeds shall be held by the Bank until the same either is cured or becomes an Event of Default.

               6.1.7 Defense of Actions. Promptly defend all actions, proceedings or claims affecting the Borrowers or any Borrower or its or their business property which, if adversely determined, could cause a Materially Adverse Effect on Borrowers or such Borrower and promptly notify Bank of the institution of, or any change in, any such action, proceeding or claim (except in the case of a workers compensation or general liability claim) if the same is in excess of $75,000 for any single action, proceeding or claim and $350,000 in the aggregate, or would have a Materially Adverse Effect on the financial condition of Borrowers or such Borrower or its or their property, if adversely determined;

               6.1.8 Maintenance of Assets. Maintain, preserve, protect and keep in good order and condition all of the Collateral and all other property used or useful in the conduct of each Borrower's business and, from time to time, make all necessary or appropriate repairs, replacements and improvements thereto;

               6.1.9 Further Assurances. Provide Bank at any time or from time to time on request with such mortgages, assignments, certificates of title or Financing Statements and such additional instruments or documents as Bank may, in Bank's sole discretion, deem necessary in order to perfect, protect and maintain the security interest in and lien on the Collateral granted to Bank pursuant to the terms hereof and the other Loan Documents;

               6.1.10 Notice of Events. Promptly give written notice to Bank of the occurrence of any Event of Default and any event which causes any representation or warranty made in Article 5 hereof to be untrue at any time or which would cause Borrowers or any Borrower to be in default hereunder, under the Notes or any other Loan Document for any other reason, or of any material casualty to any of Borrowers' or such Borrower's assets;

               6.1.11 Compliance with Agreements. Comply in all material respects with all material agreements (including, but not limited to, collective bargaining agreements with all labor unions) to which any Borrower is a party the failure to do so could result in a Materially Adverse Effect.

               6.1.12 ERISA. Comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by Borrowers or any Borrower. With respect to any such plan, other than any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), in the case of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC, Borrowers, or any Borrower, Borrowers shall furnish to Bank a certificate of the chief financial officer of U.S. Lime identifying such reportable event or such other event or condition and setting forth the action, if any, that Borrowers or such Borrower intends to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by Borrowers or such Borrower from the PBGC evidencing the intent of the PBGC to institute proceedings to terminate any such plan. Such certificate of the chief financial officer or such other notice to be furnished to Bank in accordance with the preceding sentence shall be given in the manner provided for in Section 9.3 hereof: (i) within 30 days after any Borrower knows of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Section, Borrowers shall be deemed to have all knowledge attributable to the administrator of any such plan.

               6.1.13 Financial Covenants. Comply with the following financial covenants:

                    6.1.13.1 Minimum Net Worth. Maintain at all times a consolidated Net Worth of not less than an amount which during the Calendar Quarter of the Borrowers ending December 31, 1997 shall be $20,000,000 and which in each subsequent Calendar Quarter shall be at least the sum of (i) the minimum consolidated Net Worth required to be maintained by the Borrowers under this Section 6.1.13.1 during the immediately preceding Calendar Quarter plus (ii) an amount equal to 50% of the consolidated Net Income of the Borrowers for such immediately preceding Calendar Quarter. Net Worth shall be tested quarterly upon Bank's receipt of Borrowers' quarterly consolidated Financial Statements;

                    6.1.13.2  Ratio of Total Liabilities to Net Worth.

Maintain at all times the ratio of Borrowers' consolidated Total Liabilities to consolidated Net Worth at no greater than 1.5 to 1.0. Borrowers' ratio of Total Liabilities to Net Worth shall be tested quarterly upon Bank's receipt of Borrowers' quarterly consolidated Financial Statements;

                    6.1.13.3 Ratio of Cash Flow to Fixed Obligations. Maintain at all times the ratio of Borrowers' Cash Flow to Fixed Obligations at no less than 1.25 to 1.0. Borrowers' ratio of Cash Flow to Fixed Obligations shall be tested quarterly upon receipt of Borrower's quarterly consolidated Financial Statements, on a rolling four-quarter historical basis commencing with the four consecutive Calendar Quarters ending December 31, 1997.

               6.1.14 Equipment; Motor Vehicles. Cause all Equipment which, under applicable law, is required to be registered, to be registered properly in the name of the applicable Borrower, and cause all motor vehicles or other equipment the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in the applicable Borrower's name, and, except in the case of automobiles and pickup trucks, to have Bank's lien on such motor vehicles and other equipment properly noted on the certificate of title with respect thereto.

               6.1.15 Mortgages. Perform, as and when due, all of such Borrower's obligations (both monetary and non-monetary) under all mortgages and deeds of trust that encumber any part of the Real Estate but are not one of the Loan Documents, within such applicable notice or cure period as may be allowed such Borrower pursuant to the relevant mortgage or deed of trust, and pay and discharge, at or before maturity, all of such Borrower's material obligations and liabilities under such mortgages and deeds of trust, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

               6.1.16 Notice of Changes. Immediately upon learning of the same notify Bank of: (i) the occurrence or imminent occurrence of any event which causes or would imminently cause (A) any material adverse change in the business, property, prospects or financial condition of any Borrower, (B) any representation or warranty made by any Borrower hereunder to be untrue, incomplete or misleading when made, or (C) the occurrence of any Event of Default or Unmatured Event of Default hereunder; (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against any Borrower which does, or could, materially adversely affect such Borrower; (iii) any material casualty to any material part of the Collateral or other property of any Borrower; and
(iv) any change in the number or identity of any of the Borrowers' directors or executive officers.

               6.1.17 Audits. Permit Bank to audit such Borrower's premises, books and records from time to time, including without limitation, audits of the Permits, and reimburse Bank's expenses and fees therefor for one such audit during any calendar year. Bank intends to cause its internal audit department personnel to perform such audits, but in the event Bank desires, or is required, to employ independent auditors, the reimbursable costs for such auditors shall not exceed $10,000 per audit.

               6.1.18 Term Loan Amortization Date. Use their best efforts to complete construction and commence pyro-processing of limestone for commercial sale from the modified number 6 kiln located at TLC's plant in Cleburne, Texas, prior to July 1, 1998.

          6.2 Indemnification. Each Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Bank and Bank's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the gross negligence or willful misconduct of such Borrower under this Agreement, the Notes, or any other Loan Documents and any transaction contemplated herein or therein (other than actions also arising out of or connected with the willful misconduct or gross negligence of Bank or actions brought in good faith by Borrowers against Bank), including, but not limited to, claims based upon any act or failure to act by Bank in connection with any Loan Document and any transaction contemplated therein. If any Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice thereof to Bank. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

               6.2.1 Bank shall give Borrowers prompt notice of all suits or actions instituted against Bank with respect to which Borrowers have indemnified Bank, and Borrowers shall timely proceed to defend any such suit or action. Bank shall also have the right, at Bank's expense to participate in or, at Bank's election, if Borrowers have not timely defended such suit or action to assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrowers may employ counsel and participate therein. If Bank assumes the defense of any suit or action under the terms hereof, Bank shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrowers, and the right of Bank to indemnification under this Agreement shall extend to any money paid by the Bank in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrowers. The Bank will not adjust, settle or compromise any claim or suit involving an allegation of fraud, breach of fiduciary duty, criminal activity or other misconduct on the part of a Borrower or any of its directors or officers without the written consent of the Borrower which consent shall not be unreasonably withheld.

               6.2.2 If any suit, action, or other proceeding is brought by Bank against any Borrower or Borrowers for breach of its or their covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

     7.  NEGATIVE COVENANTS

          7.1 Covenants of Borrower. As long as any portion of the Indebtedness shall remain outstanding and unpaid or Bank has any credit facility available to Borrowers hereunder, each Borrower covenants and agrees that, in the absence of prior written consent of the Bank, such Borrower will not:

               7.1.1 Create, assume, incur or become liable under any guaranty for, any indebtedness for borrowed money to, any Person, other than:
(i) Loans from Bank to Borrowers; (ii) trade indebtedness for the purchase of supplies and services in the ordinary course of business; (iii) indebtedness existing as of the date hereof and disclosed in Schedule 5.1.15 attached hereto; (iv) indebtedness arising in connection with a Permitted Lien or other encumbrance permitted by Section 7.1.2 hereof; (v) the guaranty in the ordinary course of business of checks or other negotiable instruments for collection; and (vi) inter-company indebtedness;

               7.1.2 Except as set forth on Schedule 5.1.3 attached hereto, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except: (i) mortgages or other security interests granted to secure money borrowed from Bank; and (ii) liens for taxes or governmental claims not yet due or which are being duly contested and reserved in accordance with Section 6.1.4 hereof; (iii) liens or security interests in equipment or other assets used in such Borrower's business not yet paid for in full in favor of the manufacturer or seller thereof, which secures the obligation to pay the purchase price for such equipment or assets and which, at any one time outstanding in the aggregate do not exceed $250,000; and (iv) Permitted Liens.

               7.1.3 Except for Permitted Liens, salvage dispositions and other dispositions in the ordinary course of business, sales of assets in the ordinary course of business, the sale or other disposition of "other assets held for sale", sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or lien in, otherwise encumber or dispose of, the Collateral other than sales to another Borrower or a subsidiary thereof;

               7.1.4 Except as set forth on Schedule 5.1.15 attached hereto, and except for miscellaneous employee travel and other advances and guarantees not to exceed $20,000 in each case and $100,000 in the aggregate, and as otherwise permitted under Section 7.1.10, make loans to, invest in the securities of, or endorse, guaranty, or otherwise become a surety except in the ordinary course of business for the payment or performance of any liability or obligation of, any individual, firm or corporation other than a Borrower or a subsidiary thereof, except that Borrowers may invest in Cash Equivalents;

               7.1.5 Change the general character of any Borrower's business from that in which it is currently engaged or proposes to be engaged; remove any of such Borrower's tangible assets with a book value of more than $150,000 that are now located on such Borrower's Real Estate to a location other than another parcel of such Borrower's or another Borrower's Real Estate and any Borrower may, in the ordinary course of business, cause or permit the removal of moveable equipment, or equipment in repair or the like off-premises or otherwise in transit and may have inventory or equipment in transit or in warehouses; enter into proceedings in total or partial dissolution; merge or consolidate with or into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the assets or securities of any other Person; pay or declare any dividends or distribution on any of such Borrower's capital stock; except for dividends and other distributions payable in stock and except for dissolutions into, mergers and consolidations with, acquisitions of assets or securities of, and dividends and other distributions to, another Borrower or a subsidiary thereof and except that the Bank will not unreasonably withhold its consent to any proposed acquisition in which the consideration and liabilities assumed does not exceed $250,000; provided however that, subject to the financial covenants contained in Section 6.1.13 hereof, U.S. Lime may declare and pay dividends on its common stock if at the time of declaration and after giving effect thereto (as if then paid), the aggregate amount of all dividends so declared and paid by U.S. Lime in any Fiscal Year shall not exceed 25% of the average of the Borrowers' consolidated Net Incomes for the two immediately preceding Fiscal Years;

               7.1.6 Use any part of the proceeds of the Loans to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, the Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation;

               7.1.7 Engage in any conduct or take or fail to take any actions which will, or could, if the facts and circumstances relative thereto were discovered, give rise to any criminal indictment or civil action against Borrowers or any Borrower under RICO;

               7.1.8 Amend its Articles of Incorporation or Bylaws in a manner adverse to interests of the Bank or the Collateral;

               7.1.9 Except for dividends and distributions and other transactions permitted under Section 7.1.5 and except as part of a reasonable overall compensation structure, enter into any transaction with any officer, director or shareholder (other than another Borrower) of any entity comprising a Borrower, or any Affiliate (other than another Borrower) of any of them, for less than full value or on terms or conditions not consistent with transactions in similar circumstances with other Persons;

               7.1.10 Make any loan or guaranty any loan to any of such Borrower's or another Borrower's officers and directors except for advances made in the ordinary course of business with respect to relocation, travel, entertainment or like expenses incurred in the discharge of their duties to such Borrower and except as otherwise permitted by Section 7.1.4;

               7.1.11 Except as provided in Schedule 5.1.14, use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, pollutants, contaminants, hazardous waste, residual waste, or solid waste (as defined above in Section 5.1.14) into or on any of the Real Estate beyond the levels permitted by applicable law and will not cause, suffer, allow or permit anyone else to do so in violation of any applicable statute, law, ordinance, rule or regulation;

               7.1.12 Incur any Operating Lease Expense in excess of $500,000 in any Fiscal Year, unless otherwise consented to in writing by Bank, which consent will not be unreasonably withheld.

     8.  DEFAULT

          8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, under the Notes, the Mortgages, as amended and confirmed by the Mortgage Confirmations, and under each of the other Loan Documents:

               8.1.1Failure by Borrowers to pay any principal or interest on the Loans, or any portion thereof as the same becomes due, and with respect to any other Indebtedness, such failure shall continue unremedied for 10 days following written notice thereof;

               8.1.2 Failure by a Borrower to observe or perform any agreement, condition, undertaking or covenant in this Agreement or any other Loan Document, or in any other agreement by, between, or among Borrowers and Bank, and such failure shall continue for a period of thirty (30) days after notice from Bank or for such longer period of grace, if any, not to exceed 90 days except as may be provided under the circumstances in the Loan Document and provided, further, that if such failure is incapable of a complete cure within such 30-day period, the grace period shall be extended as necessary to permit the completion of the cure so long as the Borrower shall within the grace period specified have commenced the cure thereof and shall thereafter prosecute the same to completion with diligence and continuity; or a failure by a Borrower to observe or perform any material agreement, condition, undertaking or covenant in any other instrument evidencing or securing payment of an obligation for borrowed money if the effect of such failure is to permit the creditor or a trustee therefor to accelerate the maturity of any material indebtedness of a Borrower;

               8.1.3 Any representation or warranty made in this Agreement or any other Loan Document or any statement or information in any report, certificate, Financial Statement or other instrument furnished by any Borrower in connection with the making of this Agreement or the making of the Loans hereunder or in compliance with the provisions hereof shall have been materially false or erroneous in any material respect when made, deemed made, or furnished;

               8.1.4 Any Borrower shall become insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of any state or Federal bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such attachment, garnishment, involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty days (it being understood that no delay period applies with respect to any default hereunder by reason of the filing of a voluntary petition by any Borrower under any state or federal Bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of any Borrower's creditors or by reason of any Borrower applying for or consenting to the appointment of a receiver for such Borrower's assets); or an order for relief shall be entered against any Borrower under any provision of any state or federal Bankruptcy or insolvency statute as now or hereafter in effect;

               8.1.5 Any Borrower shall cease to conduct its business substantially as it is now conducted (except for seasonal plant closures for vacations and other reasons); and Bank reasonably determines that such event materially and adversely affects Borrower's ability to repay the Indebtedness;

               8.1.6 Entry of a final judgment or judgments against any Borrower by a court of law or equity in an amount exceeding an aggregate of $1,000,000, enforcement of which judgment or judgments has not been stayed, vacated, bonded or satisfied within 45 days after entry and which is not covered by insurance;

               8.1.7 Except for Permitted Liens and as otherwise permitted in Section 7.1.2 hereof, imposition of any lien or series of liens against any Borrower or such Borrower's property, arising by operation of law in an amount in excess of an aggregate of, $500,000 which are not discharged, bonded or stayed pending appeal within thirty (30) days of entry;

               8.1.8 Except for mergers, consolidations, dissolutions and other transactions permitted by Section 7.1.5, loss or partial invalidity of any Borrower's corporate existence which existence is not restored within 30 days or loss of substantially all of such Borrower's assets which loss is not covered by insurance;

               8.1.9 Regardless of the intent or knowledge of any Borrower, if the validity, binding nature or enforceability of any material term, provision, condition, covenant or agreement contained in this Agreement, any other Loan Document or in any other existing or future agreement between Borrowers or such Borrower on the one hand and Bank on the other shall be wrongfully disputed by, on behalf of, or in the right or name of such Borrower or if any such material term, provision, condition, covenant or agreement shall be found or declared to be invalid, non-binding, unenforceable or avoidable by any governmental authority or court and the parties cannot agree upon substitutions therefor within 30 days; or

               8.1.10 Inberdon Enterprises, Ltd., shall cease to own at least 25% of the issued and outstanding capital stock of U.S. Lime, except that Bank may, upon the request of Inberdon Enterprises, Ltd., consent from time to time to its ownership of lesser percentages of U.S. Lime's issued and outstanding capital stock, which consent the Bank will not unreasonably withhold;

          8.2 Remedies on Default. Upon the occurrence and during the continuation of any Event of Default, Bank may forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrowers) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), may exercise the rights and remedies available to Bank at law or in equity or under this Agreement, the Notes and any of the other Loan Documents or any other agreement between Borrowers and Bank in accordance with the respective provisions thereof.

          8.3 Assembly of Collateral. Upon the occurrence and during the continuation of any Event of Default, Bank may require each Borrower, at such Borrower's expense, to assemble the Collateral and make it available to Bank at the place or places to be designated by Bank and with respect to the Real Estate, to vacate each premises upon thirty day's written notice. Each Borrower will pay, as part of the Indebtedness and obligations hereby secured, all amounts (including but not limited to Bank's reasonable attorneys' fees, where permitted by applicable law) reasonably incurred by the Bank: (i) for taxes, levies, and insurance on, or maintenance of, such Collateral; and (ii) in taking possession of, disposing of, or preserving such Collateral, with interest on all of same at the Base Rate plus 3.5% following demand for the payment thereof until paid. The requirement of reasonable notice of the time and place of disposition of such Collateral by Bank shall be conclusively met if such notice is personally delivered, delivered by overnight courier, facsimile telecopied or mailed, postage prepaid, to such Borrower's address as specified in this Agreement at least ten days before the time of the sale or disposition. Bank may bid upon and purchase any or all of such Collateral at any public sale thereof. Bank may dispose of all or any part of such Collateral in one or more lots or parcels and at one or more times and from time to time, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion. Bank shall apply the net proceeds of any such disposition of such Collateral or any part thereof, after deducting all costs of Bank incurred in connection therewith, or incidental to the holding, preparing for sale, in whole or part, of the Collateral, including attorneys' fees, and with interest thereon at the Base Rate plus 3% in such order as Bank may elect, to the Indebtedness and obligations secured hereunder, subject to the provisions of this Agreement, whereupon the remaining proceeds shall be paid to such Borrower or any other party entitled thereto.

          8.4 Set-Off Rights Upon Default. Upon the occurrence and during the continuance of any Event of Default, in addition to any remedies set forth above, Bank shall have the right at any time and from time to time without notice to Borrowers (any such notice being expressly waived by Borrowers), and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (time or demand, provisional or final), accounts or monies at any time held by Bank and other indebtedness at any time owing by Bank to or for the account of Borrowers, against any and all Indebtedness or other obligations of Borrowers now or hereafter existing under this Agreement or any other Loan Document, whether or not Bank shall have made any demand hereunder or thereunder.

          8.5 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein, and in each of the other Loan Documents, or otherwise available to Bank at law or in equity and any warrants of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Bank, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     9.  MISCELLANEOUS

          9.1 Integration. This Agreement and the other Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Notes shall control over the provision of this Agreement or the other Loan Documents, and the provisions of this Agreement shall control the provisions of any other Loan Document except the Notes. This Agreement and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous agreements with respect to such subject matter.

          9.2 Modification. Modifications, waivers or amendments of or to the provisions of this Agreement or any other Loan Document shall be effective only if set forth in a written instrument signed by Bank and the Borrowers.

          9.3 Notices. Any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given if delivered or mailed, first class mail, postage prepaid, addressed as follows, or to such other address as may be designated by the addressee from time to time or telecopied to the numbers set forth below or to any such other number as may be designated by the addressee in a written notice to the other parties hereto:

               If to any Borrower or Borrowers:

                    c/o United States Lime & Minerals, Inc.
                    12221 Merit Drive, Suite 500
                    Dallas, TX 75251
                    Attn: Timothy W. Byrne, President
                    Facsimile: (972) 385-1340

                    With a copy to:

                    Morgan Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103-6993
                    Attn:  James A. Hunter, Jr., Esq.
                    Facsimile:  (215) 963-5299

               If to Bank:

                    CoreStates Bank, N.A.
                    1339 Chestnut Street
                    Transportation, Leasing and Construction Industry Services 11th Floor, Widener Building
                    FC #1-8-11-24
                    Philadelphia, PA 19101
                    Attn: Clifford Kewley, Vice President
                    Facsimile:  (215) 786-7704

                    With a copy to:

                    Mesirov Gelman Jaffe Cramer & Jamieson
                    1735 Market Street
                    38th Floor
                    Philadelphia, PA  19103-7598
                    Attn:  Jeffrey O. Greenfield, Esquire
                    Facsimile:  (215) 994-1111

          9.4 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants herein made by Borrowers, and in any other Loan Document shall survive the issuance and payment of the Notes and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that Borrowers' covenants set forth in Sections 1.6 and 6.2 above shall survive the payment of the Indebtedness.

Borrowers hereby acknowledge that Bank has relied upon the foregoing in making the Loans.

          9.5 Closing. Closing hereunder shall be made at such time and place as the parties hereto may determine.

          9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however that Borrowers shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Bank.

          9.7 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

          9.8 Jurisdiction. Any and all and actions at law or in equity relating to this Agreement and the Indebtedness shall be brought, and jurisdiction shall be had exclusively, in the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania. Each Borrower consents in advance to service of process by registered or certified mail, return receipt requested, to the address of such Borrower listed in Section 9.3 hereof.

          9.9 Waiver of Jury Trial. EACH BORROWER AND BANK EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY PARTY WITH RESPECT TO THIS AGREEMENT OR THE INDEBTEDNESS.

          9.10 Excess Payments. If Borrowers shall pay any interest under the terms of the Notes at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal unless Borrowers notify Bank in writing to return the excess payment to Borrowers.

          9.11 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          9.12 Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

          9.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together, shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement under seal, intending to be legally bound hereby, and Bank has received this Agreement in Philadelphia, Pennsylvania, the day and year first above written.

					BANK:
						CORESTATES BANK, N.A.


                              By: \s\ Clifford W. Keweley
                                  ____________________________
						      Clifford W. Kewley,
                                    Vice President

					BORROWERS:
                              UNITED STATES LIME & MINERALS, INC.


                              By: \s\ Timothy W. Byrne
                                  ____________________________
						     Timothy W. Byrne, President

						TEXAS LIME COMPANY



                              By: \s\ Timothy W. Byrne
                                  ____________________________
						     Timothy W. Byrne, President

						ARKANSAS LIME COMPANY



                              By: \s\ Timothy W. Byrne
                                  ____________________________
						     Timothy W. Byrne, President

                            AMENDED AND RESTATED
                                 TERM NOTE


$15,000,000                                                 December 30, 1997

     FOR VALUE RECEIVED, UNITED STATES LIME & MINERALS, INC., a Texas corporation (formerly known as Scottish Heritable, Inc.), TEXAS LIME COMPANY, a Texas corporation, and ARKANSAS LIME COMPANY, an Arkansas corporation (collectively referred to herein as "Borrowers"), jointly and severally promise to pay to the order of CORESTATES BANK, N.A., a national banking association, its successors and assigns ("Bank"), the principal sum of Fifteen Million Dollars ($15,000,000) together with interest thereon at (i) with respect to Base Rate Loans, the Base Rate per annum, (ii) with respect to Adjusted LIBOR Loans, the Adjusted LIBOR per annum on the relevant Interest Rate Determination Date plus one and sixty-five one-hundredths of a percent (1.65%), and (iii) with respect to Fixed Rate Loans, the Fixed Rate per annum, payable in accordance with Section 2.1 of the Amended and Restated Loan and Security Agreement dated of even date herewith (the "Loan Agreement") by and among Bank and Borrowers.

     This Amended and Restated Term Note (this "Term Note") replaces Borrowers' Term Note dated October 20, 1993 in the original principal amount of $8,000,000, but does not evidence repayment thereof. This Term Note is issued pursuant to and entitled to the benefits of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions with respect hereto. All initially capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

     Principal shall be paid in 59 equal monthly installments of $178,571 each, commencing on the date (the "Term Loan Amortization Date") that is the earlier of: (i) the date that construction is completed and Borrowers commence pyro-processing of limestone for commercial sale from the modified number 6 kiln located at Cleburne, Johnson County, Texas, or (ii) July 1, 1998, with a final balloon payment of the remaining outstanding principal balance of the Term Loan, together with all accrued and unpaid interest and Bank's Costs pertaining thereto, due on the date that is 60 months after the Term Loan Amortization Date. Each installment of principal hereunder, including the final balloon payment, shall be due on the first Business Day of each month.

     Interest shall be payable on the outstanding principal balance hereof as set forth in Section 2.4.5 of the Loan Agreement, at the Interest Rate Option selected pursuant to Section 2.4.2 of the Loan Agreement. Interest shall be calculated on the basis of a 360 day year, and charged for the number of days actually elapsed during any year or part thereof.

     This Term Note may be prepaid at the times, in the amounts and with the prepayment premiums set forth in Section 2.4.8 of the Loan Agreement.

     All payments of principal, interest, and fees hereunder shall be made by Borrowers jointly and severally without defense, set off, or counterclaim and in same day funds and delivered to Bank not later than 12:00 noon (Philadelphia time) on the date due at Bank's office located at 1339 Chestnut Street, Transportation, Leasing and Construction Industry Services, 11th Floor, Widener Building, FC #1-8-11-24, Philadelphia, PA 19101, or such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement.

     Each Borrower authorizes Bank to charge such Borrower's demand deposit account with Bank in order to cause timely payment to be made to Bank of all principal, interest and fees hereunder as provided in Section 1.5 of the Loan Agreement.

     Whenever any payment on this Term Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest on this Term Note.

     Any principal payment hereon not paid when due, and to the extent permitted by applicable law, any interest payment hereon not paid when due, and any other amount due to Bank hereunder, under the Loan Agreement or under any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is, with respect to Adjusted LIBOR Loans only, 5% per annum in excess of the Adjusted LIBOR until the expiration of the then applicable Interest Period, and after the expiration of the then applicable Interest Period, and in all cases with respect to Base Rate Loans and Fixed Rate Loans, at a rate which is 3% per annum in excess of the Base Rate.

     It shall be an event of default hereunder if an Event of Default shall have occurred under the Loan Agreement (a "Default"). In addition to other remedies of Bank as set forth in this Term Note, the Loan Agreement, or any other Loan Document, upon the occurrence of a Default which shall be continuing, Bank may, without demand, by written notice to Borrowers, cause this Term Note to become immediately due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS OR ANY BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS OR ANY BORROWER, EACH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR SUCH BORROWER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS, OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. EACH BORROWER SPECIFICALLY ACKNOWLEDGES THAT BANK HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL


                                     (2)

ACCOMMODATIONS DESCRIBED HEREIN.

     EACH BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUCH BORROWER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE OF A DEFAULT TO: (I) ENTER JUDGMENT AGAINST SUCH BORROWER FOR THE PRINCIPAL SUM HEREOF; OR (II) SIGN FOR SUCH BORROWER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ALL OR ANY PART OF THE INDEBTEDNESS; AND IN EITHER CASE FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE COLLECTION FEE. EACH BORROWER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST SUCH BORROWER AND IN FAVOR OF BANK OR ANY HOLDER HEREOF WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION TO RECOVER POSSESSION OF ANY COLLATERAL. EACH BORROWER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF AN OFFICER OF BANK OR ANY OTHER HOLDER HEREOF, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST EACH BORROWER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

     Borrowers hereby individually and collectively waive presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance or performance of this Term Note.

     The joint and several liabilities and obligations of Borrowers hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Bank, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     This Term Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania. Any and all actions at law or in equity relating to this Term Note and the Indebtedness shall be brought, and jurisdiction may be had, in the courts of Philadelphia County, Pennsylvania, or at the election of the holder hereof, the United States District Court for the Eastern District of Pennsylvania. Borrowers

                                    (3)
consent in advance to service of process by registered mail, return receipt requested, to the address set forth in Section 9.3 of the Loan Agreement.


     EACH BORROWER AND BANK EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY PARTY WITH RESPECT TO THE INDEBTEDNESS OR ANY LOAN DOCUMENT.\

     This Term Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

    This Term Note is secured by and entitled to the benefits of certain other Loan Documents. If any provision of this Term Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Term Note shall be construed as if such invalid or unenforceable provision had never been contained herein. Borrowers promise to pay all Bank's Costs and expenses, including reasonable attorneys' fees, as provided in Section 1.6 of the Loan Agreement, incurred in the collection and enforcement of this Term Note. Each Borrower and endorsers of this Term Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrowers have executed this Term Note, as an instrument under seal, the day and year first above written.

                                         UNITED STATES LIME & MINERALS, INC.



                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President

                                         TEXAS LIME COMPANY



                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President

                                         ARKANSAS LIME COMPANY



                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President







                                    (4)

                             AMENDED AND RESTATED
                                    NOTE

$4,000,000                                                  December 30, 1997

     FOR VALUE RECEIVED, UNITED STATES LIME & MINERALS, INC., a Texas corporation (formerly known as Scottish Heritable, Inc.), TEXAS LIME COMPANY, a Texas corporation, and ARKANSAS LIME COMPANY, an Arkansas corporation (collectively referred to herein as "Borrowers"), jointly and severally promise to pay to the order of CORESTATES BANK, N.A., a national banking association, its successors and assigns ("Bank"), the lesser of (x) Four Million Dollars ($4,000,000) or (y) the aggregate unpaid principal amount of all Cash Advances made by Bank to Borrowers or any Borrower under the Amended and Restated Loan and Security Agreement of even date herewith, by and among Borrowers and Bank ("Loan Agreement"), which principal amount and all accrued and unpaid interest thereon and Bank's Costs pertaining thereto shall be payable on the date that is 24 months after the date hereof, or such later date as may be agreed to in writing by Bank.

     This Amended and Restated Note (this "Note") replaces Borrowers' Note dated October 20, 1993 in the original principal amount of $6,000,000, but does not evidence repayment thereof. This Note is issued pursuant to and entitled to the benefits of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions with respect hereto. All initially capitalized terms used herein shall have the same meanings as ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

     Borrowers promise to pay interest on the unpaid principal amount of all Cash Advances from the date made to maturity (whether by acceleration or otherwise) or earlier repayment, with respect to Base Rate Loans at the Base Rate per annum, and with respect to Adjusted LIBOR Loans at the Adjusted LIBOR on the relevant Interest Rate Determination Date plus 1.5% per annum, payable in accordance with Section 2.2 of the Loan Agreement.

     Interest shall be payable on the outstanding principal balance hereof as set forth in Section 2.4.5 of the Loan Agreement, at the Interest Rate Option selected pursuant to Section 2.4.2 of the Loan Agreement. Interest shall be calculated on the basis of a 360 day year, and charged for the number of days actually elapsed during any year or part thereof.

     This Note may be prepaid at the times, in the amounts and with the prepayment premiums set forth in Section 2.4.8 of the Loan Agreement.

     All payments hereunder shall be made by Borrowers jointly and severally without defense, set off, or counterclaim and in same day funds and delivered to Bank not later than 12:00 noon (Philadelphia time) on the date due at Bank's office located at 1339 Chestnut Street, Transportation, Leasing and

Construction Industry Services, 11th Floor, Widener Building, FC #1-8-11-24, Philadelphia, PA 19101, or such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement.

     Each Borrower authorizes Bank to charge such Borrower's demand deposit account with Bank in order to cause timely payment to be made to Bank of all principal, interest and fees hereunder as provided in Section 1.5 of the Loan Agreement.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest on this Note.

     Any principal payment hereon not paid when due, and to the extent permitted by applicable law, any interest payment hereon not paid when due, and any other amount due to Bank hereunder, under the Loan Agreement or under any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is, with respect to Adjusted LIBOR Loans only, 5% per annum in excess of the Adjusted LIBOR until the expiration of the then applicable Interest Period, and after the expiration of the then applicable Interest Period, and in all cases with respect to Base Rate Loans, at a rate which is 2.75% per annum in excess of the Base Rate.

     It shall be an event of default hereunder if an Event of Default shall have occurred under the Loan Agreement (a "Default"). In addition to other remedies of Bank as set forth in this Note, the Loan Agreement, or any other Loan Document, upon the occurrence of a Default which shall be continuing, Bank may, without demand, by written notice to Borrowers, cause this Note to become immediately due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS OR ANY BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS OR ANY BORROWER, EACH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR SUCH BORROWER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS, OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. EACH BORROWER SPECIFICALLY ACKNOWLEDGES THAT BANK HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.

     EACH BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY

                                      2
<APGE>
COURT OF RECORD TO APPEAR FOR SUCH BORROWER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE OF A DEFAULT TO: (I) ENTER JUDGMENT AGAINST SUCH BORROWER FOR THE PRINCIPAL SUM HEREOF; OR (II) SIGN FOR SUCH BORROWER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ALL OR ANY PART OF THE INDEBTEDNESS; AND IN EITHER CASE FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE COLLECTION FEE.
 EACH BORROWER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST SUCH BORROWER AND IN FAVOR OF BANK OR ANY HOLDER HEREOF WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION TO RECOVER POSSESSION OF ANY COLLATERAL. EACH BORROWER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF AN OFFICER OF BANK OR ANY OTHER HOLDER HEREOF, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST EACH BORROWER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

     Borrowers hereby individually and collectively waive presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance or performance of this Note.
The joint and several liabilities and obligations of Borrowers hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Bank, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     This Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania. Any and all actions at law or in equity relating to this Note and the Indebtedness shall be brought, and jurisdiction may be had, in the courts of Philadelphia County, Pennsylvania, or at the election of the holder hereof, the United States District Court for the Eastern District of Pennsylvania. Borrowers consent in advance to service of process by registered mail, return receipt requested, to the address set forth in Section 9.3 of the Loan Agreement.

	EACH BORROWER AND BANK EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY PARTY WITH RESPECT TO THE INDEBTEDNESS OR ANY LOAN DOCUMENT.

     This Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     This Note is entitled to the benefits of certain other Loan Documents.

     If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.
Borrowers promise to pay all Bank's Costs and expenses, including reasonable attorneys' fees, as provided in Section 1.6 of the Loan Agreement, incurred in the collection and enforcement of this Note. Each Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrowers have executed this Note, as an instrument under seal, the day and year first above written.

                                         UNITED STATES LIME & MINERALS, INC.


                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President

                                         TEXAS LIME COMPANY

                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President

                                         ARKANSAS LIME COMPANY

                                         By:  \s\ Timothy W. Byrne
                                             -----------------------------
                                              Timothy W. Byrne, President


                                      4